Exhibit (a)(i)

WPP PLC

CITIBANK, N.A.,

As Depositary,

and

HOLDERS AND BENEFICIAL OWNERS

OF AMERICAN DEPOSITARY SHARES

DEPOSIT AGREEMENT

Dated as of January 2, 2013

Table of Contents

EXHIBIT A

(FORM OF FACE OF RECEIPT)

(1)	The Deposit Agreement	A-1
(2)	Surrender of Receipts and Withdrawals of Deposited Securities	A-2
(3)	Transfers, Combinations, and Split-Ups of ADRs	A-3
(4)	Limitations on Execution and Delivery, Transfer, etc. of ADRs; Suspension of Delivery, Transfer, etc.	A-4
(5)	Disclosure of Beneficial Ownership	A-5
(6)	Ownership Restrictions	A-6
(7)	Liability of Holder for Taxes and Other Charges	A-6
(8)	Representations and Warranties of Depositors	A-6
(9)	Filing Proofs, Certificates and Other Information	A-7
(10)	Charges of Depositary	A-7
(11)	Title to Receipts	A-9
(12)	Validity of Receipt	A-9

(Form of Reverse of Receipt)

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
OF THE DEPOSIT AGREEMENT

(13)	Reports; Inspection of Transfer Books	A-10
(14)	Dividends and Distributions in Cash, Shares, etc.	A-10
(15)	Fixing of Record Date	A-14
(16)	Voting of Deposited Securities	A-14
(17)	Changes Affecting Deposited Securities	A-16
(18)	Liability of the Company and the Depositary	A-17
(19)	Resignation and Removal of the Depositary; Appointment of Successor Depositary	A-19
(20)	Amendment	A-19
(21)	Termination	A-20
(22)	Compliance with U.S. Securities Laws	A-21
(23)	Certain Rights of the Depositary; Limitations	A-21
(24)	Reduction of Capital	A-22

EXHIBIT B

Depositary Fees	B-1

Charges of the Depositary	B-2

DEPOSIT AGREEMENT

DEPOSIT AGREEMENT, dated as of January 2, 2013 by and among WPP plc, a company incorporated in Jersey under the Jersey Companies Law with registered number 111714, and its successors (the "Company"), CITIBANK, N.A., a national banking association organized under the laws of the United States of America (the "Depositary"), and all Holders and Beneficial Owners of American Depositary Shares, some of which may be represented by American Depositary Receipts, issued hereunder (all such terms as hereinafter defined).

W I T N E S S E T H :

WHEREAS, prior to the Scheme of Arrangement (as hereinafter defined) becoming effective, the Company was known as “WPP 2012 plc”;

WHEREAS, the Company desires to establish with the Depositary an ADS facility to provide inter alia for the deposit of the Shares (as hereinafter defined) and the issuance of American Depositary Shares representing the Shares so deposited;

WHEREAS, the Depositary is willing to act as the Depositary for such ADS facility upon the terms set forth in this Deposit Agreement;

WHEREAS, any American Depositary Receipts issued pursuant to the terms of this Deposit Agreement are to be substantially in the form of Exhibit A attached hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

WHEREAS, the Shares are admitted to the Official List of, and are listed for trading on, the London Stock Exchange and American Depositary Shares to be issued pursuant to the terms of this Deposit Agreement are to be listed for trading on The NASDAQ Global Select Market;

WHEREAS, the Board of Directors of the Company (or an authorized committee thereof) has duly approved the establishment of an ADS facility upon the terms set forth in this Deposit Agreement (as hereinafter defined), the execution and delivery of this Deposit Agreement on behalf of the Company, and the actions of the Company and the transactions contemplated herein;

WHEREAS, WPP 2012 Limited, a company incorporated in Jersey under the Jersey Companies Law with registered number 101749, formerly known as WPP plc and originally known as "Project Air Limited" ("Old WPP"), and Citibank, N.A., as depositary (Citibank, N.A. in such capacity, the "Old WPP Depositary") entered into a deposit agreement, dated as of November 25, 2008 (the "Old WPP Deposit Agreement"), pursuant to which American depositary shares ("Old WPP ADSs") are outstanding, some of which are evidenced by American depositary receipts ("Old WPP ADRs");

WHEREAS, pursuant to a Scheme of Arrangement (the "Scheme of Arrangement"), which has been (i) approved by the holders of Old WPP securities (including holders of Old WPP ADSs) at (a) a scheme court meeting of Old WPP shareholders held on December 11, 2012, and (b) an extraordinary general meeting of Old WPP shareholders held on December 11, 2012, and (ii) sanctioned by the Royal Court of Jersey on December 18, 2012, holders of Old WPP securities will receive securities of the Company upon exchange of their Old WPP securities; and

WHEREAS, as a result of the foregoing Scheme of Arrangement it is contemplated that holders of Old WPP ADSs will receive American Depositary Shares issued under this Deposit Agreement upon exchange of their Old WPP ADSs pursuant to the procedures described in Section 7.11 hereof.

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.01. Affiliate.  The term "Affiliate" shall have the meaning assigned to it under Regulation C of the Securities Act as hereinafter defined.

SECTION 1.02. American Depositary Receipt(s), ADR(s) and Receipt(s).  The term "American Depositary Receipt(s)", "ADR(s)" and "Receipt(s)" shall mean the certificate(s) issued by the Depositary to evidence the American Depositary Shares issued under the terms of the Deposit Agreement in the form of Certificated ADS(s) (as hereinafter defined), as such ADRs may be amended from time to time in accordance with the provisions of the Deposit Agreement.  An ADR may evidence any number of ADSs and may, in the case of ADSs held through a central depository such as DTC, be in the form of a "Balance Certificate."

SECTION 1.03. American Depositary Share(s) and ADS(s).  The term "American Depositary Share(s)" and "ADS(s)"shall mean the rights and interests in the Deposited Property granted to the Holders and Beneficial Owners pursuant to the terms and conditions of this Deposit Agreement and, if applicable, the ADR(s) issued to evidence such ADS(s).  ADS(s) may be issued under the terms of the Deposit Agreement in the form of (a) Certificated ADS(s) (as hereinafter defined), in which case the ADS(s) are evidenced by ADR(s), or (b) Uncertificated ADS(s) (as hereinafter defined), in which case the ADS(s) are not evidenced by ADR(s) but are reflected on the direct registration system maintained by the Depositary for such purposes under the terms of Section 2.11 hereof.  Unless otherwise specified in this Deposit Agreement or in any ADR, or unless the context otherwise requires, any reference in the Deposit Agreement or any ADR to ADS(s) shall include Certificated ADS(s) and Uncertificated ADS(s), individually or collectively, as the context may require.Each ADS shall represent the right to receive, and to exercise the beneficial ownership interests in, five (5) Share(s) that are on deposit with the Depositary and/or the Custodian, subject, in each case, to the terms and conditions of the Deposit Agreement and the applicable ADR (if issued as a Certificated ADS), until there shall occur a distribution upon Deposited Securities referred to in Section 4.03 or a change in Deposited Securities referred to in Section 4.09 with respect to which additional ADSs are not issued, and thereafter each ADS shall represent the right to receive, and to exercise the beneficial ownership interests in, the applicable Deposited Property on deposit with the Depositary and the Custodian determined in accordance with the terms of such Sections, subject, in each case, to the terms and conditions of the Deposit Agreement and the applicable ADR (if issued as a Certificated ADS).

SECTION 1.04. Applicant.  The term "Applicant" shall have the meaning given to such term in Section 5.10.

SECTION 1.05. Beneficial Owner.  The term "Beneficial Owner" shall mean, as to any ADS, any person or entity having a beneficial interest deriving from the ownership of such ADS.  Notwithstanding anything else contained in the Deposit Agreement, any ADR(s) or any other instruments or agreements relating to the ADSs and the corresponding Deposited Property, the Depositary, the Custodian and their respective nominees are intended to be, and shall at all times during the term of the Deposit Agreement be, the record holders only of the Deposited Property represented by the ADSs for the benefit of the Holders and Beneficial Owners of the corresponding ADSs.  The Depositary, on its own behalf and on behalf of the Custodian and their respective nominees, disclaims any beneficial ownership interest in the Deposited Property held on behalf of the Holders and Beneficial Owners of ADSs.  The beneficial ownership interests in the Deposited Property are intended to be, and shall at all times during the term of the Deposit Agreement continue to be, vested in the Beneficial Owners of the ADSs representing the Deposited Property.  The beneficial ownership interests in the Deposited Property shall, unless otherwise agreed by the Depositary, be exercisable by the Beneficial Owners of the ADSs only through the Holders of such ADSs, by the Holders of the ADSs (on behalf of the applicable Beneficial Owners) only through the Depositary, and by the Depositary (on behalf of the Holders and Beneficial Owners of the corresponding ADSs) directly, or indirectly through the Custodian or their respective nominees, in each case upon the terms of the Deposit Agreement and, if applicable, the terms of the ADR(s) evidencing the ADSs.A Beneficial Owner of ADSs may or may not be the Holder of the ADSs.  A Beneficial Owner shall be able to exercise any right or receive any benefit hereunder solely through the person who is the Holder of the ADSs owned by such Beneficial Owner.

SECTION 1.06. Certificated ADS(s).  The term "Certificated ADS(s)" shall have the meaning given to such term in Section 2.11.

SECTION 1.07. Commission.  The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.08. Company.  The term "Company" shall mean the company originally known as “WPP 2012 plc” which changed its name to “WPP plc” immediately upon the effectiveness of the Scheme of Arrangement, and which is incorporated in Jersey under the Jersey Companies Law with registered number 111714, having its registered office at Queensway House, Hilgrove Street, St Helier, Jersey JE1 1ES, and its successors.

SECTION 1.09. CREST.  The term "CREST" shall mean CREST Co., which provides the book-entry settlement system for equity securities in The United Kingdom, or any successor entity thereto.

SECTION 1.10. Custodian; Custodians.  The term “Custodian” or “Custodians” shall mean (i) as of the date hereof, Citibank, N.A., London Branch, having its principal office at 25 Molesworth Street, Lewisham, London SE1 7EX, England, as the custodian of Deposited Property for the purposes of the Deposit Agreement, (ii) Citibank, N.A., acting as custodian of Deposited Property pursuant to the Deposit Agreement, and (iii) any other entity that may be appointed by the Depositary pursuant to the terms of Section 5.05 as successor, substitute or additional custodian hereunder.  The term “Custodian” shall mean any Custodian individually or all Custodians collectively, as the context requires.

SECTION 1.11. Deliver; Delivery.  The terms "Deliver" and "Delivery" shall mean, when used in respect of American Depositary Shares, Receipts, Deposited Securities and Shares, the physical delivery of the certificate representing such security, or the electronic delivery of such security by means of book-entry transfer, if available.

SECTION 1.12. Deposit Agreement.  The term "Deposit Agreement" shall mean this Deposit Agreement as it may from time to time be amended in accordance with the terms hereof and all instruments supplemental hereto.

SECTION 1.13. Depositary.  The term "Depositary" shall mean Citibank, N.A., a national banking association incorporated under the laws of the United States of America, and any successor as depositary hereunder.

SECTION 1.14. Deposited Property.  The term “Deposited Property” shall mean the Deposited Securities and any cash and other property held on deposit by the Depositary and the Custodian in respect of the ADSs under the terms of the Deposit Agreement, subject, in the case of cash, to the provisions of Section 4.07.  All Deposited Property shall be held by Custodian, the Depositary and their respective nominees for the benefit of the Holders and Beneficial Owners of the ADSs representing the Deposited Property.  The Deposited Property is not intended to, and shall not, constitute proprietary assets of the Depositary, the Custodian or their nominees.  Beneficial ownership in the Deposited Property is intended to be, and shall at all times during the term of the Deposit Agreement continue to be, vested in the Beneficial Owners of the ADSs representing the Deposited Property.  Notwithstanding the foregoing, the collateral delivered in connection with Pre-Release Transactions described in Section 5.10 shall not constitute Deposited Property.

SECTION 1.15. Deposited Securities.  The term "Deposited Securities" shall mean the Shares and any other securities held on deposit by the Custodian from time to time in respect of the ADSs under the Deposit Agreement and constituting Deposited Property, subject in the case of cash to the provisions of Section 4.07.

SECTION 1.16. Dollars; $; Pounds; £; Pence; p.  The terms "dollars" or "Dollars", and the symbol "$'" shall refer to the lawful currency of the United States.  The terms "Pounds" and "Pence", and the symbols "£" and "p" shall refer to the lawful currency of The United Kingdom.

SECTION 1.17. DTC.  The term "DTC" shall mean The Depository Trust Company, a national clearinghouse and the central book-entry settlement system for securities traded in the United States and, as such, the custodian for the securities of DTC Participants (as hereinafter defined) maintained in DTC, and any successor thereto.

SECTION 1.18. DTC Participant.  The term "DTC Participant" shall mean any financial institution (or any nominee of such institution) having one or more participant accounts with DTC for receiving, holding and delivering the securities and cash held in DTC.

SECTION 1.19. Exchange Act.  The term "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

SECTION 1.20. Foreign Currency.  The term "Foreign Currency" shall mean any currency other than Dollars.

SECTION 1.21. Full Entitlement ADR(s), Full Entitlement ADS(s) and Full Entitlement Share(s).  The terms "Full Entitlement ADR(s)," "Full Entitlement ADS(s)" and "Full Entitlement Share(s)" shall have the respective meanings set forth in Section 2.10.

SECTION 1.22. Holder.  The term "Holder" shall mean the person in whose name the ADS Receipt is registered on the books of the Depositary or the Registrar, if any, maintained for such purpose.  If a Holder is not the Beneficial Owner of the ADS(s) registered in its name, such person shall be deemed to have all requisite authority to act on behalf of the Beneficial Owners of the ADSs.

SECTION 1.23. Jersey Companies Law.  The term “Jersey Companies Law” shall mean the Companies (Jersey) Law 1991 (as amended).

SECTION 1.24. Old WPP.  The term "Old WPP" shall have the meaning given to such term in the preambles to the Deposit Agreement.

SECTION 1.25. Old WPP ADRs.  The term "Old WPP ADRs" shall have the meaning given to such term in the preambles to the Deposit Agreement.

SECTION 1.26. Old WPP ADSs.  The term "Old WPP ADSs" shall have the meaning given to such term in the preambles to the Deposit Agreement.

SECTION 1.27. Old WPP Deposit Agreement.  The term "Old WPP Deposit Agreement" shall have the meaning given to such term in the preambles to the Deposit Agreement.

SECTION 1.28. Old WPP Depositary.  The term "Old WPP Depositary" shall have the meaning given to such term in the preambles to the Deposit Agreement.

SECTION 1.29. Partial Entitlement ADR(s), Partial Entitlement ADS(s) and Partial Entitlement Share(s).  The terms "Partial Entitlement ADR(s)," "Partial Entitlement ADS(s)" and "Partial Entitlement Share(s)" shall have the respective meanings set forth in Section 2.10.

SECTION 1.30. Pre-Release Transaction.  The term "Pre-Release Transaction" shall have the meaning set forth in Section 5.10.

SECTION 1.31. Principal Office.  The term "Principal Office", when used with respect to the Depositary, shall mean the principal office of the Depositary at which at any particular time its depositary receipt business shall be administered, which, at the date of this Deposit Agreement, is located at 388 Greenwich Street, 14th Floor, New York, New York 10013, U.S.A.

SECTION 1.32. Registrar.  The term "Registrar" shall mean the Depositary or, upon the request or with the approval of the Company, any bank or trust company having an office in the Borough of Manhattan, the City of New York, which shall be appointed by the Depositary to register ADRs and transfers of ADRs as herein provided, and shall include any co-registrar appointed by the Depositary, upon the request or with the approval of the Company, for such purposes.  Registrars (other than the Depositary) may be removed and substitutes appointed by the Depositary upon the request or with the approval of the Company.  Each Registrar (other than the Depositary) appointed pursuant to this Deposit Agreement shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

SECTION 1.33. Restricted Securities.  The term "Restricted Securities" shall mean Shares, or ADSs representing such Shares, which are acquired directly or indirectly from the Company or its Affiliates in a transaction or chain of transactions not involving any public offering or which are subject to resale limitations under the Securities Act, as defined below, or which are held by an executive officer, a director (or persons performing similar functions) or other Affiliate of the Company, or which are subject to other restrictions on sale or deposit under the laws of the United States, The United Kingdom or Jersey, or under an agreement with or the Memorandum and Articles of Association of, the Company or under the regulations of an applicable securities exchange unless, in each case, such Shares, Deposited Securities or ADSs are being transferred or sold to persons other than an Affiliate of the Company in a transaction (a) covered by an effective resale registration statement, or (b) exempt from the registration requirements of the Securities Act (as hereinafter defined), and the Shares, Deposited Securities or ADSs are not, when held by such person(s), Restricted Securities..

SECTION 1.34. Restricted ADR(s); Restricted ADS(s); Restricted Shares.  The terms "Restricted ADR(s)", "Restricted ADS(s)" and "Restricted Shares" shall have the meanings set forth in Section 2.11.

SECTION 1.35. Scheme of Arrangement.  The term "Scheme of Arrangement" shall have the meaning given to such term in the preambles to this Deposit Agreement.

SECTION 1.36. Securities Act.  The term "Securities Act" shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.37. Share Registrar.  The term "Share Registrar" shall mean Computershare Investor Services (Channel Islands) Limited, which carries out the duties of registrar for the Shares or any successor as Share Registrar for such Shares appointed by the Company.

SECTION 1.38. Shares.  The term "Shares" shall mean the Company's ordinary shares, par value 10 pence per share, validly issued and outstanding and may, if the Depositary so agrees after consultation with the Company, include evidence of the right to receive Shares; provided that in no event shall Shares include evidence of the right to receive Shares with respect to which the full purchase price has not been paid or Shares as to which preemptive rights have theretofore not been validly waived or exercised; provided further, however, that, if there shall occur any change in par value, split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.10, or an exchange or conversion in respect of the Shares of the Company, the term "Shares" shall thereafter represent the successor securities resulting from such change in par value, split-up or consolidation or such other reclassification or such exchange or conversion.

SECTION 1.39. Uncertificated ADS(s).  The term "Uncertificated ADS(s)" shall have the meaning given to such term in Section 2.11.

SECTION 1.40. United States.  The term "United States" shall have the meaning assigned to it in Regulation S under the Securities Act.

SECTION 1.41. Voting Record Date.  The term "Voting Record Date" shall have the meaning given to such term in Section 4.09.

ARTICLE II

FORM OF AMERICAN DEPOSITARY RECEIPTS; DEPOSIT OF SHARES; EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF AMERICAN DEPOSITARY RECEIPTS

SECTION 2.01. Form and Transferability of ADSs.

(a) Form.  Certificated ADSs shall be evidenced by definitive ADRs which shall be engraved, printed, lithographed or produced in such other manner as may be agreed upon by the Company and the Depositary.  ADRs may be issued under the Deposit Agreement in denominations of any whole number of ADSs.  The ADRs shall be substantially in the form set forth in Exhibit A to the Deposit Agreement, with any appropriate insertions, modifications and omissions, in each case as otherwise contemplated in the Deposit Agreement or required by law.  ADRs shall be (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of ADRs.  No ADR and no Certificated ADS evidenced thereby shall be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company, unless such ADR shall have been so dated, signed, countersigned and registered.  ADRs bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly-authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such ADR by the Depositary.  The ADSs shall be assigned a CUSIP number that is different from any CUSIP number that was, is or may be assigned to any depositary shares previously or subsequently issued pursuant to any other arrangement between the Depositary (or any other depositary) and the Company and which are not ADSs issued hereunder.

(b) Legends.  The ADRs may be endorsed with, or have incorporated in the text thereof, such legends or recitals not inconsistent with the provisions of the Deposit Agreement as may be (i) necessary to enable the Depositary and the Company to perform their respective obligations hereunder, (ii) required to comply with any applicable laws or regulations, or with the rules and regulations of any securities exchange or market upon which ADSs may be traded, listed or quoted, or to conform with any usage with respect thereto, (iii) necessary to indicate any special limitations or restrictions to which any particular ADRs or ADSs are subject by reason of the date of issuance of the Deposited Securities or otherwise, or (iv) required by any book-entry system in which the ADSs are held.  Holders and Beneficial Owners shall be deemed, for all purposes, to have notice of, and to be bound by, the terms and conditions of the legends set forth on, in the case of Holders, the ADR registered in the name of the applicable Holders or, in the case of Beneficial Owners, on the ADR representing the ADSs owned by such Beneficial Owners.

(c) Title.  Subject to the limitations contained herein and in the ADR, title to an ADR (and to each Certificated ADS evidenced thereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that such ADR has been properly endorsed or is accompanied by proper instruments of transfer.  Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of an ADS (that is, the person in whose name an ADS is registered on the books of the Depositary) as the absolute owner thereof for all purposes.  Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under this Deposit Agreement or any ADR to any holder or any Beneficial Owner unless such holder is the Holder registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner, or the Beneficial Owner’s representative, is the Holder registered on the books of the Depositary.

(d) Book-Entry Systems.  The Depositary shall make arrangements for the acceptance of the ADSs into DTC.  All ADSs held through DTC will be registered in the name of the nominee for DTC (currently "Cede & Co.").  Unless issued by the Depositary as Uncertificated ADSs, the ADSs registered in the name of Cede & Co. will be evidenced by a single ADR in the form of a “Balance Certificate” which will provide that it represents the aggregate number of ADSs from time to time indicated in the records of the Depositary as being issued through DTC hereunder and that the aggregate number of ADSs represented thereby may from time to time be increased or decreased by making adjustments on such records of the Depositary and of DTC or its nominee as hereinafter provided.  As such, the nominee for DTC will be the only "Holder" of the ADR evidencing all ADSs held through DTC.  Citibank, N.A. (or such other entity as is appointed by DTC or its nominee) may hold the "Balance Certificate" as custodian for DTC.  Each Beneficial Owner of ADSs held through DTC must rely upon the procedures of DTC and the DTC Participants to exercise or be entitled to any rights attributable to such ADSs.  The DTC Participants shall for all purposes be deemed to have all requisite power and authority to act on behalf of the Beneficial Owners of the ADSs held in the DTC Participants’ respective accounts in DTC and the Depositary shall for all purposes be authorized to rely upon any instructions and information given to it by DTC Participants on behalf of Beneficial Owners of ADSs.  So long as ADSs are held through DTC or unless otherwise required by law, ownership of beneficial interests in the ADR registered in the name of the nominee for DTC will be shown on, and transfers of such ownership will be effected only through, records maintained by (i) DTC or its nominee (with respect to the interests of DTC Participants), or (ii) DTC Participants or their nominees (with respect to the interests of clients of DTC Participants).

SECTION 2.02. Deposit with Custodian.  Subject to the terms and conditions of this Deposit Agreement and applicable law, Shares or evidence of rights to receive Shares (other than Restricted Securities) may be deposited by any person (in the case of the Company, or any Affiliate, subject to Section 5.07 hereof) including the Depositary in its individual capacity by delivery thereof to the Custodian, accompanied by the following:  (a) in the case of Shares represented by certificates issued in registered form, appropriate instruments of transfer or endorsement, in a form satisfactory to the Custodian, and (b) in the case of Shares delivered by book-entry transfer, confirmation of such book-entry transfer to the Custodian or that irrevocable instructions have been given to cause such Shares to be so transferred, together with (i) all such certifications and payments (including, without limitation, those referred to in Exhibit B hereto, and amounts in respect of any applicable stamp, transfer or other applicable taxes) or evidence of such payments (including, without limitation, stamping or otherwise marking such Shares by way of receipt) as may be required by the Depositary or such Custodian in accordance with the provisions of this Deposit Agreement and (ii) if the Depositary so requires, a written order directing the Depositary to issue and deliver to, or upon the written order of, the person or persons stated in such order the number of American Depositary Shares representing the Shares so deposited.

If required by the Depositary, Shares presented for deposit shall also be accompanied by (1) an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares, or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of any such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary and (2) if the Shares are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Custodian to vote such deposited Shares for any and all purposes until the Shares so deposited are registered in the name of the Depositary or its nominee or the Custodian or its nominee.

At the request, risk and expense of any holder of Shares, and for the account of such holder, the Depositary may receive Shares to be deposited, evidence that Shares have been electronically transferred or that irrevocable instructions have been given to cause the transfer of such Shares to the account of the Custodian, together with the other orders, instruments and evidence herein specified, for the purpose of forwarding such Shares to the Custodian for deposit hereunder.

The Depositary has instructed, or shall instruct, the Custodian to advise the Depositary of any deposit of shares (or other Deposited Property), upon each delivery to the Custodian of Shares to be deposited hereunder (or other Deposited Property pursuant to Section 4.02, 4.03, 4.04, 4.05, 4.06 or 4.10), together with the other documents above specified, and to present, as soon as transfer and recordation can be accomplished, such certificate or certificates, together with the appropriate instrument or instruments of transfer or endorsement, duly stamped to the Company (or the Share Registrar) for transfer and recordation of the Deposited Securities being deposited in the name of the Depositary or its nominee or such Custodian or its nominee.

Without limiting any other provision of this Deposit Agreement, the Depositary shall instruct the Custodian not to, and the Depositary shall not knowingly, accept for deposit (a) any Restricted Securities (except as contemplated by Section 2.12 hereof) nor (b) any Shares or other Deposited Securities required to be registered under the provisions of the Securities Act unless a registration statement is in effect as to such Shares or other Deposited Securities or such Shares or other Deposited Securities will be issued pursuant to an exemption from registration under the Securities Act, or any Shares or other Deposited Securities the deposit of which would violate any provisions of the Articles of Association of the Company nor (c) any fractional Shares or fractional Deposited Securities nor (d) a number of Shares or Deposited Securities which upon application of the ADS to Shares ratio would give rise to fractional ADSs.  No Share shall be accepted for deposit unless accompanied by (a) payment in respect of any applicable taxes or duties and (b) evidence, if any is required by the Depositary, that is reasonably satisfactory to the Depositary or the Custodian that (i) all conditions to such deposit have been satisfied by the person depositing such Shares under the laws and regulations of The United Kingdom and Jersey (which evidence may be an opinion of counsel) and (ii) any necessary approval has been granted by any applicable governmental bodies in The United Kingdom and Jersey, if any.  The Depositary may issue ADSs against evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.  Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished by the Company or any such custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.

Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary, the Custodian or any of their nominees (on behalf of Holders and Beneficial Owners) at such other place or places as the Depositary shall determine.  Notwithstanding anything else contained in the Deposit Agreement, any ADR(s), or any other instruments or agreements relating to the ADSs and the corresponding Deposited Property, the registration of the Deposited Securities in the name of the Depositary, the Custodian or any of their respective nominees, shall, to the maximum extent permitted by applicable law, vest in the Depositary, the Custodian or the applicable nominee the record ownership in the applicable Deposited Securities with the beneficial ownership rights and interests in such Deposited Securities being at all times vested with the Beneficial Owners of the ADSs representing the Deposited Securities.  Notwithstanding the foregoing, the Depositary, the Custodian and the applicable nominee shall at all times be entitled to exercise the beneficial ownership rights in all Deposited Property, in each case only, on behalf of the Holders and Beneficial Owners of the ADSs representing the Deposited Property, upon the terms set forth in the Deposit Agreement and, if applicable, the ADR(s) representing the ADSs.  The Depositary, the Custodian and their respective nominees shall for all purposes be deemed to have all requisite power and authority to act in respect of Deposited Property on behalf of the Holders and Beneficial Owners of ADSs representing the Deposited Property, and upon making payments to, or acting upon instructions from, or information provided by, the Depositary, the Custodian or their respective nominees all persons shall be authorized to rely upon such power and authority.

SECTION 2.03. Issuance of ADSs; Execution of Certificated ADSs.  The Depositary has made arrangements with the Custodian to confirm to the Depositary (i) that a deposit of Shares has been made pursuant to Section 2.02 hereof, (ii) that such Deposited Securities have been recorded in the name of the Depositary, the Custodian or a nominee of either on the shareholders’ register maintained by or on behalf of the Company by the Share Registrar if registered Shares have been deposited or, if deposit is made by book-entry transfer, confirmation of such transfer in the books of CREST, (iii) that all required documents have been received, and (iv) the person(s) to whom or upon whose order ADSs are deliverable in respect thereof and the number of ADSs to be so delivered.  Such notification may be made by letter, cable, telex, SWIFT message or, at the risk and expense of the person making the deposit, by facsimile or other means of electronic transmission.  Upon receiving such notice from the Custodian, the Depositary shall, subject to the terms and conditions of this Deposit Agreement and applicable law, issue the ADSs representing the Shares so deposited to or upon the order of the person(s) named in the notice delivered to the Depositary and shall, if the ADSs are to be issued in the form of Certificated ADSs, execute and deliver at its Principal Office ADR(s) registered in the name(s) requested by such person(s) and evidencing the aggregate number of ADSs to which such person(s) are entitled, but only upon payment to the Depositary of the charges of the Depositary for issuing such ADSs (as set forth in Section 5.09 and Exhibit B hereto) and all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Shares and the issuance of the ADSs.  The Depositary shall only issue ADSs in whole numbers and deliver ADR(s) evidencing whole numbers of ADSs.  Nothing herein shall prohibit any Pre-Release Transaction upon the terms set forth in this Deposit Agreement.

SECTION 2.04. Transfer, Combination and Split-up of ADRs.

(a) Transfer.  The Registrar shall register the transfer of ADRs (and of the ADSs represented thereby) on the books maintained for such purpose and the Depositary shall (x) cancel such ADRs and execute new ADRs evidencing the same aggregate number of ADSs as those evidenced by the ADRs canceled by the Depositary, (y) cause the Registrar to countersign such new ADRs and (z) Deliver such new ADRs to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied:  (i) the ADRs have been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a transfer thereof, (ii) the surrendered ADRs have been properly endorsed or are accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) the surrendered ADRs have been duly stamped (if required by the laws of the State of New York or of the United States), and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.09 and Exhibit B hereto) have been paid, subject, however, in each case, to the terms and conditions of the applicable ADRs, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

(b) Combination & Split Up.  The Registrar shall register the split-up or combination of ADRs (and of the ADSs represented thereby) on the books maintained for such purpose and the Depositary shall (x) cancel such ADRs and execute new ADRs for the number of ADSs requested, but in the aggregate not exceeding the number of ADSs evidenced by the ADRs cancelled by the Depositary, (y) cause the Registrar to countersign such new ADRs and (z) Deliver such new ADRs to or upon the order of the Holder thereof, if each of the following conditions has been satisfied:  (i) the ADRs have been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a split-up or combination thereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.09 and Exhibit B hereof) have been paid, subject, however, in each case, to the terms and conditions of the applicable ADRs, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

(c) Co-Transfer Agents.  The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of ADRs at designated transfer offices on behalf of the Depositary and shall, whenever reasonably practicable, consult the Company in respect of such appointment.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled to such ADRs and will be entitled to protection and indemnity to the same extent as the Depositary.  Such co-transfer agents may be removed and substitutes appointed by the Depositary.  Each co-transfer agent appointed under this Section 2.04 (other than the Depositary) shall give notice in writing to the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

SECTION 2.05. Surrender of ADSs and Withdrawal of Deposited Securities.  Upon surrender at the Principal Office of the Depositary of ADSs for the purpose of withdrawal of the Deposited Securities represented thereby and upon payment of (i) the charges of the Depositary for the making of withdrawals and cancellation of ADSs (as set forth at Section 5.09 and Exhibit B hereof) and (ii) all fees, taxes and governmental charges payable in connection with such surrender and withdrawal, and subject to the terms and conditions of this Deposit Agreement, the Company's Memorandum and Articles of Association, applicable rules and regulations of CREST, the provisions of or governing the Deposited Securities and other applicable laws, the Holder of such ADSs shall be entitled to Delivery, to him or upon his order, of the Deposited Securities at the time represented by such ADSs.  Subject to the last paragraph of this Section 2.05, such Deposited Securities may be delivered in registered form or by electronic Delivery.  Such Deposited Securities may be Delivered by the Delivery of (a) certificates in the name of such Holder or as ordered by him or by certificates properly endorsed or accompanied by proper instruments of transfer to such Holder or as ordered by him and (b) any other securities, property and cash to which such Holder is then entitled in respect of such Receipts to such Holder or as ordered by him.  Delivery shall be made without unreasonable delay at the principal office of the Custodian or, subject to the last paragraph of this Section 2.05, at the Principal Office of the Depositary.

Any ADR evidencing an ADS surrendered for such purposes shall if so required by the Depositary be properly endorsed in blank or accompanied by proper instruments of transfer in blank, including signature guarantees in accordance with standard securities industry practice, and if the Depositary so requires, the Holder thereof shall execute and Deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.

The Depositary shall direct the Custodian to deliver at the designated office of the Custodian, subject to Sections 2.06, 3.01, 3.02, 5.09 and to the other terms and conditions of this Deposit Agreement, to the Memorandum and Articles of Association of the Company, applicable rules and regulations of CREST and to the provisions of or governing the Deposited Securities and other applicable laws, now or hereafter in effect, to or upon the written order of the person or persons designated in the order delivered to the Depositary if so required by the Depositary as provided above, the Deposited Securities represented by any ADSs properly surrendered, together with any certificate or other proper documents of or relating to title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or for the account of such person, except that the Depositary may make delivery to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by such ADSs, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

The Depositary shall not accept for surrender an ADS representing less than one (1) Share.  In the case of surrender of a number of ADSs representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be recorded in the name of the Holder surrendering such ADSs, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Share represented by the ADSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs.

Notwithstanding anything else contained in any ADR or the Deposit Agreement, the Depositary may make Delivery at the Principal Office of the Depositary of Deposited Property consisting of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any distributions of shares, rights or other non-cash property, which is or are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal.  At the request, risk and expense of any Holder so surrendering an ADS, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any Deposited Property (other than Deposited Securities) held in respect of such ADSs to the Depositary for delivery at the Principal Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

SECTION 2.06. Limitations on Execution and Delivery, Transfer, etc. of ADRs; Suspension of Delivery, Transfer, etc.  As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any ADS, the delivery of any distribution thereon or withdrawal of any Deposited Property, the Depositary or the Custodian may require (a) payment from the depositor of Shares or presenter of ADSs or of any ADR of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable charges as provided in Section 5.09, and in Exhibit B hereof, (b) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matter contemplated by Section 3.01 hereof and (c) compliance with (i) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal of Deposited Securities and (ii) such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of this Deposit Agreement and applicable law.

The issuance of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the Delivery of ADSs against the deposit of particular Shares may be withheld, or the registration of transfer of ADSs in particular instances may be refused, or the registration of transfers of ADSs generally may be suspended, during any period when the transfer books of the Company, the Depositary or the Share Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange on which the ADSs or Shares are listed, or under any provision of this Deposit Agreement or provisions of or governing Deposited Securities, or any meeting of shareholders of the Company or for any other reason, subject in all cases, to Section 7.08 hereof.  Notwithstanding any provision of this Deposit Agreement or any ADR to the contrary, Holders are entitled to surrender outstanding ADSs and to withdraw the Deposited Securities at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Instruction I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).  The Depositary shall comply with written instructions of the Company that the Depositary shall not accept hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws of the United States.  Without limitation of the foregoing and except as set forth in Section 2.12, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares or other Deposited Securities required to be registered under the provisions of the Securities Act unless a registration statement is in effect as to such Shares or other Deposited Securities or the Depositary receives satisfactory documentation that such share or other Deposited Securities will be issued pursuant to an exemption from registration under the Securities Act, or any Shares or Deposited Securities the deposit of which would violate any provisions of the Memorandum and Articles of Association of the Company.

SECTION 2.07. Lost ADRs, etc.  In case any ADR shall be mutilated, destroyed, lost, or stolen, the Depositary shall execute and deliver a new ADR of like tenor at the expense of the Holder (a) in the case of a mutilated ADR, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or (b) in the case of a destroyed, lost or stolen ADR, in lieu of and in substitution for such destroyed, lost, or stolen ADR, after the Holder thereof (i) has filed with the Depositary a written request for such exchange and delivery before the Depositary has notice that the ADR has been acquired by a bona fide purchaser, (ii) has provided such security or indemnity (including an indemnity bond) satisfactory to the Depositary as may be required by the Depositary to save it and any of its agents harmless, and (iii) has satisfied any other reasonable requirements imposed by the Depositary, including, without limitation, evidence satisfactory to the Depositary of such destruction, loss or theft of such ADR, the authenticity thereof and the Holder's ownership thereof.

SECTION 2.08. Cancellation and Destruction of Surrendered ADRs; Maintenance of Records.  All ADRs surrendered to the Depositary shall be canceled by the Depositary.  Canceled ADRs shall not be entitled to any benefits under this Deposit Agreement or be valid or enforceable against the Depositary for any purpose.  The Depositary is authorized to destroy ADRs so canceled, provided the Depositary maintains a record of all destroyed ADRs.  Any ADSs held in book-entry form (i.e., through accounts at DTC) shall be deemed canceled when the Depositary causes the number of ADSs evidenced by the Balance Certificate to be reduced by the number of ADSs surrendered (without the need to physically destroy the Balance Certificate).

SECTION 2.09. Escheatment.  In the event any unclaimed property relating to the ADSs, for any reason, is in the possession of the Depositary and has not been claimed by the Holder thereof or cannot be delivered to the Holder thereof through usual channels, the Depositary shall, upon expiration of any applicable statutory period relating to abandoned property laws, escheat such unclaimed property to the relevant authorities in accordance with the laws of each of the relevant States of the United States.

SECTION 2.10. Partial Entitlement ADSs.  In the event any Shares are deposited which entitle the holders thereof to receive a per-share distribution or other entitlement in an amount different from the Shares then on deposit (the Shares then on deposit collectively, "Full Entitlement Shares" and the Shares with different entitlement, "Partial Entitlement Shares"), the Depositary shall (i) cause the Custodian to hold Partial Entitlement Shares separate and distinct from Full Entitlement Shares, and (ii) subject to the terms of this Deposit Agreement, issue ADSs and deliver ADRs representing Partial Entitlement Shares which are separate and distinct from the ADSs and ADRs representing Full Entitlement Shares, by means of separate CUSIP numbering and legending (if necessary) ("Partial Entitlement ADSs/ADRs" and "Full Entitlement ADSs/ADRs", respectively).  If and when Partial Entitlement Shares become Full Entitlement Shares, the Depositary shall (a) give notice thereof to Holders of Partial Entitlement ADSs and give Holders of Partial Entitlement ADRs the opportunity to exchange such Partial Entitlement ADRs for Full Entitlement ADRs, (b) cause the Custodian to transfer the Partial Entitlement Shares into the account of the Full Entitlement Shares, and (c) take such actions as are necessary to remove the distinctions between (i) the Partial Entitlement ADRs and ADSs, on the one hand, and (ii) the Full Entitlement ADRs and ADSs on the other.  Holders and Beneficial Owners of Partial Entitlement ADSs shall only be entitled to the entitlements of Partial Entitlement Shares.  Holders and Beneficial Owners of Full Entitlement ADSs shall be entitled only to the entitlements of Full Entitlement Shares.  All provisions and conditions of this Deposit Agreement shall apply to Partial Entitlement ADRs and ADSs to the same extent as Full Entitlement ADRs and ADSs, except as contemplated by this Section 2.10.  The Depositary is authorized to take any and all other actions as may be necessary (including, without limitation, making the necessary notations on ADRs) to give effect to the terms of this Section 2.10.  The Company agrees to give timely written notice to the Depositary if any Shares issued or to be issued are Partial Entitlement Shares and shall assist the Depositary with the establishment of procedures enabling the identification of Partial Entitlement Shares upon Delivery to the Custodian.

SECTION 2.11. Certificated/Uncertificated ADSs.  Notwithstanding any other provision of the Deposit Agreement, the Depositary may, at any time and from time to time, issue ADSs that are not evidenced by ADRs (such ADSs, the "Uncertificated ADS(s)" and the ADS(s) evidenced by ADR(s), the "Certificated ADS(s)").  Uncertificated ADSs shall not be represented by any instruments and shall be evidenced only by registration as "uncertificated securities" on the books and records of the Depositary maintained for such purpose.  Any reference to Holders of ADR(s) or ADS(s) in the Deposit Agreement shall, in the context of the Uncertificated ADSs, refer to the person(s) shown on the books and records of the Depositary as the holder of the Uncertificated ADS(s).  Holders of Uncertificated ADSs that are not subject to any registered pledges, liens, restrictions or adverse claims of which the Depositary has notice at such time, shall at all times have the right to exchange the Uncertificated ADS(s) for Certificated ADS(s) of the same type and class, subject in each case to applicable laws and any rules and regulations the Depositary may establish in respect of the Uncertificated ADSs.  Holders of Certificated ADSs shall, if the Depositary maintains a direct registration system for the ADSs, have the right to exchange the Certificated ADSs for Uncertificated ADSs upon (i) the due surrender of the Certificated ADS(s) to the Depositary for such purpose and (ii) the presentation of a written request to that effect to the Depositary, subject in each case to (a) all liens and restrictions noted on the ADR evidencing the Certificated ADS(s) and all adverse claims of which the Depositary then has notice, (b) the terms of the Deposit Agreement and the rules and regulations that the Depositary may establish for such purposes hereunder, (c) applicable law, and (d) payment of the Depositary fees and expenses applicable to such exchange of Certificated ADS(s) for Uncertificated ADS(s).  Uncertificated ADSs shall in all material respects be identical to Certificated ADS(s) of the same type and class, except that (i) no ADR(s) shall be, nor shall need to be, issued to evidence Uncertificated ADS(s), (ii) Uncertificated ADS(s) shall, subject to the terms of the Deposit Agreement, be transferable upon the same terms and conditions as uncertificated securities under New York law, (iii) the ownership of Uncertificated ADS(s) shall be recorded on the books and records of the Depositary maintained for such purpose and evidence of such ownership shall be reflected in periodic statements provided by the Depositary to the Holder(s) in accordance with applicable law, (iv) the Depositary may from time to time, upon notice to the Holders of Uncertificated ADSs affected thereby, establish rules and regulations, and amend or supplement existing rules and regulations, as may be deemed reasonably necessary to maintain Uncertificated ADS(s) on behalf of Holders, provided that such rules and regulations do not conflict with the terms of the Deposit Agreement and applicable law, (v) the Uncertificated ADS(s) shall not be entitled to any benefits under this Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless such Uncertificated ADS(s) is/are registered on the books and records of the Depositary maintained for such purpose, (vi) the Depositary may, in connection with any deposit of Shares resulting in the issuance of Uncertificated ADSs and with any transfer, pledge, release and cancellation of Uncertificated ADSs, require the prior receipt of such documentation as the Depositary may deem reasonably appropriate, and (vii) upon termination of the Deposit Agreement, the Depositary shall not require Holders of Uncertificated ADSs to affirmatively instruct the Depositary before remitting proceeds from the sale of the Deposited Property represented by such Holders' Uncertificated ADSs under the terms of Section 6.02 of the Deposit Agreement.  When issuing ADSs under the terms of the Deposit Agreement, including, without limitation, issuances pursuant to Sections 2.03, 4.03, 4.04, 4.05, 4.10 and 7.11 hereof, the Depositary may in its discretion determine to issue Uncertificated ADSs rather than Certificated ADSs, unless otherwise specifically instructed by the applicable Holder to issue Certificated ADSs.  All provisions and conditions of the Deposit Agreement shall apply to Uncertificated ADSs to the same extent as to Certificated ADSs, except as contemplated by this Section 2.11.  The Depositary is authorized and directed to take any and all actions and establish any and all procedures, deemed reasonably necessary to give effect to the terms of this Section 2.11.  Except as set forth in this Section 2.11 and except as required by applicable law, the Uncertificated ADSs shall be treated as ADSs issued and outstanding under the terms of the Deposit Agreement.  In the event that, in determining the rights and obligations of parties to the Deposit Agreement with respect to any Uncertificated ADSs, any conflict arises between (a) the terms of the Deposit Agreement (other than this Section 2.11) and (b) the terms of this Section 2.11, the terms and conditions set forth in this Section 2.11 shall be controlling and shall govern the rights and obligations of the parties to the Deposit Agreement pertaining to the Uncertificated ADSs.

SECTION 2.12. Restricted ADSs.  The Depositary shall, at the request and expense of the Company, establish procedures enabling the deposit hereunder of Shares that are Restricted Securities in order to enable the holder of such Shares to hold ownership interests in such Restricted Shares in the form of ADSs issued under the terms hereof (such Shares, "Restricted Shares").  Upon receipt of a written request from the Company to accept Restricted Shares for deposit hereunder, the Depositary agrees to establish procedures permitting the deposit of such Restricted Shares and the issuance of ADSs representing such deposited Restricted Shares (such ADSs, the "Restricted ADSs," and, if requested, ADRs evidencing such Restricted ADSs, the "Restricted ADRs").  The Company shall assist the Depositary in the establishment of such procedures and agrees that it shall take all reasonable steps requested by the Depositary to insure that the establishment of such procedures does not violate the provisions of the Securities Act or any other applicable laws.  The depositors of such Restricted Shares and the holders of the Restricted ADSs may be required prior to the deposit of such Restricted Shares, the transfer of the Restricted ADRs and the Restricted ADSs evidenced thereby or the withdrawal of the Restricted Shares represented by Restricted ADSs to provide such written certifications or agreements as the Depositary or the Company may require.  The Company shall provide to the Depositary in writing the legend(s) to be affixed to the Restricted ADRs or in the case of Restricted ADSs issued only in uncertificated form, the transfer restriction applicable to such Restricted ADSs, which legends or transfer restrictions shall be in a form reasonably satisfactory to the Depositary.  The Restricted ADSs issued upon the deposit of Restricted Shares shall be separately identified on the books of the Depositary and the Restricted Shares so deposited shall be, to the extent required by law, held separate and distinct from the other Deposited Securities held hereunder.  The Restricted Shares and the Restricted ADSs shall not be eligible for Pre-Release Transactions.  The Restricted ADSs shall not be eligible for inclusion in any book-entry settlement system, including, without limitation, DTC, and shall not in any way be fungible with the ADSs issued under the terms hereof that are not Restricted ADSs.  The Restricted ADRs and the Restricted ADSs evidenced thereby shall be transferable only by the Holder thereof upon delivery to the Depositary of (i) all documentation otherwise contemplated by this Deposit Agreement and (ii) unless waived by the Depositary or otherwise agreed by the Company and the Depositary, an opinion of counsel reasonably satisfactory to the Depositary setting forth, inter alia, the conditions upon which the Restricted ADR presented is, and the Restricted ADSs evidenced thereby are, transferable by the Holder thereof under applicable securities laws and the transfer restrictions contained in the legend set forth on the Restricted ADR presented for transfer.  Except as set forth in this Section 2.12 and except as required by applicable law, the Restricted ADRs and the Restricted ADSs evidenced thereby shall be treated as ADRs and ADSs issued and outstanding under the terms of the Deposit Agreement.  In the event that, in determining the rights and obligations of parties hereto with respect to any Restricted ADSs, any conflict arises between (a) the terms of this Deposit Agreement (other than this Section 2.12) and (b) the terms of (i) this Section 2.12 or (ii) the applicable Restricted ADR, the terms and conditions set forth in this Section 2.12 and of the Restricted ADR shall be controlling and shall govern the rights and obligations of the parties to this Deposit Agreement pertaining to the deposited Restricted Shares, the Restricted ADSs and Restricted ADRs.

If the Restricted ADRs, the Restricted ADSs and the Restricted Shares are no longer Restricted Securities, the Depositary, upon receipt of (x) an opinion of counsel reasonably satisfactory to the Depositary, unless waived by the Depositary, setting forth, inter alia, that the Restricted ADRs, the Restricted ADSs and the Restricted Shares are not as of such time Restricted Securities, and (y) instructions from the Company to remove the restrictions applicable to the Restricted ADRs, the Restricted ADSs and the Restricted Shares, shall (i) eliminate the distinctions and separations between the applicable Restricted Shares held on deposit under this Section 2.12 and the other Shares held on deposit under the terms of the Deposit Agreement that are not Restricted Shares, (ii) treat the newly unrestricted ADRs and ADSs on the same terms as, and fully fungible with, the other ADRs and ADSs issued and outstanding under the terms of the Deposit Agreement that are not Restricted ADRs or Restricted ADSs, (iii) take all actions necessary to remove any distinctions, limitations and restrictions previously existing under this Section 2.12 between the applicable Restricted ADRs and Restricted ADSs, respectively, on the one hand, and the other ADRs and ADSs that are not Restricted ADRs or Restricted ADSs, respectively, on the other hand, including, without limitation, by making the newly-unrestricted ADSs eligible for Pre-Release Transactions and for inclusion in the applicable book-entry settlement systems.

ARTICLE III

CERTAIN OBLIGATIONS OF HOLDERS AND BENEFICIAL OWNERS

SECTION 3.01. Filing Proofs, Certificates and Other Information.  Any person presenting Shares for deposit or any Holder or Beneficial Owner may be required from time to time to file such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, compliance with applicable laws and the terms of this Deposit Agreement or other information (or, in the case of Shares in registered form presented for deposit, such information relating to the registration on the books of the Company or of the appointed agent of the Company for the registration and transfer of Shares), to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations hereunder.  The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of any ADS or the distribution or sale of any dividend or distribution of rights or of the proceeds thereof or the delivery of any Deposited Property until such proof or other information is filed or such certificates are executed to the Depositary, the Registrar and the Company's satisfaction.  The Depositary shall provide the Company, in a timely manner, with copies or originals if necessary and appropriate of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval which it receives, and (ii) any other information or documents which the Company may reasonably request and which the Depositary shall request and receive from the Holder or any person presenting Shares for deposit.

SECTION 3.02. Liability of Holder for Taxes and Other Charges.  If any tax or other governmental charge shall become payable with respect to any ADS or any Deposited Property represented by ADSs, such tax or other governmental charge shall be payable by the Holder or Beneficial Owner of such ADS to the Depositary.  The Depositary may refuse to effect any registration of transfer of all or part of such ADSs or refuse to issue any new ADSs or ADR evidencing ADSs or to permit any deposit or withdrawal of Deposited Property represented by the ADSs until such payment is made, and the Company and the Depositary may withhold or deduct from any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the Deposited Property represented by the ADSs, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder and Beneficial Owner of such ADS remaining liable for any deficiency.

SECTION 3.03. Representations and Warranties on Deposit of Shares.  Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and the certificates therefor are validly issued, fully paid and non-assessable, free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, that all preemptive rights, if any, with respect to such Shares have been validly waived or exercised and that each such person making such deposit is duly authorized so to do.  Each such person shall be deemed to acknowledge complete responsibility for the report of any false information relating to foreign exchange transactions to the Depositary, the Custodian or any governmental authority in Jersey or The United Kingdom in connection with the issuance of ADSs and the deposit, transfer, surrender or withdrawal of Shares or ADSs.  Each such person shall also be deemed to represent that the Shares presented for deposit are not, and the ADSs issuable upon such deposit will not be, Restricted Securities, unless such Shares are being deposited in accordance with Section 2.12 hereof and such procedures as may be established by the Depositary thereunder.  Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance and cancellation of Receipts in respect thereof.

SECTION 3.04. Disclosure of Beneficial Ownership.  Notwithstanding any other provision of this Deposit Agreement, each Holder and Beneficial Owner agrees to comply with requests from the Company pursuant to the laws of Jersey or The United Kingdom, the rules of the London Stock Exchange and any other stock exchange on which the Shares are, or will be, registered, traded or listed or the Memorandum and Articles of Association of the Company, which are made to provide information, inter alia, as to the capacity in which such Holder and Beneficial Owner owns ADSs (and Shares as the case may be) and regarding the identity of any other person interested in such ADSs and the nature of such interest, whether or not they are Holders at the time of such request.  The Depositary agrees to use its reasonable efforts to comply, at the Company's expense, with written instructions received from the Company requesting that the Depositary forward any such request from the Company to the Holder and to forward to the Company any such responses to such requests received by the Depositary.

Each Holder or Beneficial Owner agrees that such Holder or Beneficial Owner, (i) is bound by and subject to the Articles of Association of the Company as if such Holder were a registered holder of Shares and (ii) will provide such information within the prescribed period as the Company may request in a disclosure notice ("Disclosure Notice") given pursuant to any applicable provision of Jersey or United Kingdom law or the Articles of Association of the Company.  Each Holder and Beneficial Owner further acknowledges that failure by such Holder or Beneficial Owner to provide on a timely basis the information required in any Disclosure Notice may result in the withholding of certain rights in respect of such Holder's or Beneficial Owner's American Depositary Shares including, without limitation, voting rights, the right to receive dividends or other payments and rights of free transferability in respect of the Shares represented by such American Depositary Shares.  Each Holder and Beneficial Owner agrees to comply with all applicable provisions of Jersey and United Kingdom law and the Articles of Association of the Company with regard to notification to the Company of such Holder's or Beneficial Owner's interest in Shares, including any provision requiring such Holder to disclose within a prescribed period an interest in Shares equal to or in excess of three percent (3%) of such Shares outstanding or such other percentage as may be required from time to time pursuant to any provision of Jersey or United Kingdom law or the Articles of Association of the Company.

SECTION 3.05. Ownership Restrictions.  The Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits imposed by applicable law or the Memorandum and Articles of Association of the Company.  The Company may also restrict, in such manner as it deems appropriate, transfers of the American Depositary Shares where such transfer may result in the total number of Shares represented by the American Depositary Shares owned by a single Holder or Beneficial Owner to exceed any such limits.  The Company may, in its sole discretion, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limitation set forth in the preceding sentence, including but not limited to a mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the American Depositary Shares held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Memorandum and Articles of Association of the Company.

ARTICLE IV

THE DEPOSITED SECURITIES

SECTION 4.01. Power of Attorney.  Each Holder and Beneficial Owner, upon acceptance of American Depositary Share(s) issued in accordance with the terms hereof, hereby appoints the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all steps or action provided for or contemplated herein with respect to the Deposited Property, to adopt any and all procedures necessary to comply with applicable law, including, but not limited to, those set forth in this Article IV, and to take such further steps or action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Deposit Agreement.

SECTION 4.02. Cash Distributions.  Whenever the Depositary receives any cash dividend or other cash distribution in respect of any Deposited Property the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary, pursuant to Section 4.07 hereof, be converted on a reasonable basis into Dollars transferable to the United States, and subject to the Deposit Agreement, promptly convert or cause to be converted such dividend or distribution into Dollars and will distribute promptly the amount thus received (net of fees of, and expenses incurred by, the Depositary) to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one Cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of ADSs then outstanding.  If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Property, or from any cash proceeds from sales of Deposited Property, an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the American Depositary Shares shall be reduced accordingly.  Such withheld amounts shall be forwarded by the Company to the relevant governmental authority.

SECTION 4.03. Distribution in Shares.  If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Company shall cause such Shares to be deposited with and registered in the name of the Custodian and thereupon the Depositary may, subject to Section 5.07 hereof, either (i) distribute to the Holders entitled thereto, as of the record date fixed pursuant to Section 4.08 hereof, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional ADSs, which represent in aggregate the number of Shares received as such dividend, or free distribution, subject to the terms of this Deposit Agreement, including, without limitation, Sections 2.02, 2.03, 4.04, 4.05, 5.07 and 5.09 hereof; in lieu of issuing fractional American Depositary Shares in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.02 or (ii) if additional ADSs are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.  In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if after the Company, in the fulfillment of its obligation under Section 5.07 hereof, has furnished an opinion of U.S. counsel determining that Shares must be registered under the Securities Act or other laws in order to be distributed to Holders, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges, or effect the distribution of unregistered Shares, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively and the Depositary shall distribute any unsold balance of such property in accordance with the provisions of this Deposit Agreement.

SECTION 4.04. Rights.  In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary may, after consultation with the Company, and, if requested in writing by the Company, shall, take action, subject to the terms of this Deposit Agreement, as follows:

(a) if at the time of the offering of any rights, the Depositary determines in its discretion, after obtaining, at the Company's expense, opinion(s) of United States, United Kingdom and Jersey counsel, as applicable, reasonably satisfactory to the Depositary, that it is lawful and feasible to make such rights available to all or certain Holders or Beneficial Owners but not to others, by means of warrants or otherwise, the Depositary may distribute warrants or other instruments therefor in such form as it may determine, to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible after obtaining, at the Company's expense, opinion(s) of United States, United Kingdom and Jersey counsel, as applicable, reasonably satisfactory to the Depositary in order to facilitate the exercise, sale or transfer of rights or the securities obtainable upon exercise of such rights, by such Holders or Beneficial Owners; or

(b) if at the time of the offering of any rights, Depositary determines in its discretion, after obtaining, at the Company's expense, opinion(s) of United States, United Kingdom and Jersey counsel, as applicable, reasonably satisfactory to the Depositary, that it is not lawful or not feasible to make such rights available to certain Holders or Beneficial Owners by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary, in its discretion may sell such rights or such warrants or other instruments at public or private sale, in a riskless principal capacity, at such place or places and upon such terms as it may deem proper, and allocate the proceeds of such sales for the account of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any ADR or ADRs, or otherwise, and distribute such net proceeds so allocated to the extent practicable as in the case of a distribution of cash pursuant to Section 4.02 hereof.  The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder or Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such rights, warrants or other instruments.

If the Depositary does not receive such written request from the Company, the Depositary shall, after consultation with the Company, and after obtaining opinion(s) of United States, United Kingdom and Jersey counsel, as applicable, reasonably satisfactory to the Depositary, have discretion as to the procedure to be followed (i) in making such rights available to the Holders, or (ii) in disposing of such rights on behalf of such Holders and distributing the net proceeds available in dollars to such Holders as in the case of a distribution of cash pursuant to Section 4.02 hereof, or (iii) in allowing such rights to lapse in the event such rights may not be made available to Holders or be disposed of and the net proceeds thereof made available to Holders.

Notwithstanding anything to the contrary in this Section 4.04, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not offer such rights to the Holders (i) unless and until a registration statement under the Securities Act covering such offering is in effect, or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, satisfactory to the Depositary or other evidence satisfactory to the Depositary to the effect that the offering and sale of such securities to the Holders of such Receipts are exempt from or do not require registration under the provisions of the Securities Act or any other applicable laws.

References in this Section 4.04 to "Holders" are to Holders as of the record date fixed pursuant to Section 4.08.

SECTION 4.05. Elective Distributions in Cash or Shares.  Whenever the Company intends to make a distribution payable at the election of the holders of Deposited Securities in cash or in additional Shares, the Company shall give notice thereof to the Depositary at least sixty (60) days prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to Holders of ADSs.  Upon timely receipt of notice indicating that the Company wishes such elective distribution to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders of ADSs.  The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution be made available to Holders, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.07.  If the above conditions are not satisfied, the Depositary shall, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made by the Company in respect of the Shares for which no election is made, either (X) cash upon the terms described in Section 4.02 or (Y) additional ADSs representing such additional Shares upon the terms described in Section 4.03.  If the above conditions are satisfied, the Depositary shall establish an ADS Record Date (on the terms described in Section 4.08) and establish procedures to enable Holders to elect the receipt of the proposed distribution in cash or in additional ADSs.  The Company shall assist the Depositary in establishing such procedures to the extent necessary.  If a Holder elects to receive the proposed distribution (X) in cash, the distribution shall be made upon the terms described in Section 4.02, or (Y) in ADSs, the distribution shall be made upon the terms described in Section 4.03.  Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective distribution in Shares (rather than ADSs).  There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

SECTION 4.06. Distributions Other Than Cash, Shares or Rights.  Whenever the Custodian shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary shall, after consultation with the Company or if requested in writing by the Company and obtaining, at the Company's expense, opinion(s) of United States, United Kingdom and Jersey counsel, as applicable, satisfactory to the Depositary that the proposed distribution does not violate any applicable laws or regulations, cause the securities or property so received to be distributed to the Holders entitled thereto, as of a record date fixed pursuant to Section 4.08 hereof, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution, net of expenses of the Depositary; provided, however, that, if in the opinion of the Depositary or its counsel, it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including without limitation any requirement (i) that the Company, the Depositary or the Custodian withhold an amount on account of taxes or other governmental charges or (ii) that under applicable securities or exchange control regulations or law such securities must be registered under the Securities Act or other law in order to be distributed to Holders), the Depositary deems such distribution not to be feasible, the Depositary may, in its sole discretion, determine an equitable and practicable method of effecting such distribution, which method may include, but not be limited to, the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the distribution of the net proceeds of any such sale (net of taxes, fees and expenses of the Depositary set forth in Section 5.09 or Exhibit B hereof) by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.

SECTION 4.07. Conversion of Foreign Currency.  Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of Deposited Property, which in the judgment of the Depositary can at such time be converted on a reasonable basis, by sale or in any other manner that it may determine in accordance with applicable law, into dollars distributable to the Holders entitled thereto and transferable to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars, and shall transfer such dollars (net of any of its reasonable and customary expenses incurred in such conversion and any expenses incurred on behalf of the Holder in complying with currency exchange control or other governmental requirements) to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments that entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation, in either case without liability for interest.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

If such conversion or distribution generally or with regard to a particular Holder can be effected only with the approval or license of any government or agency thereof, the Depositary shall have discretion and authority to file such application for approval or license, if any, as it may deem desirable.  In no event, however, shall the Depositary be obligated to make such a filing.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into dollars distributable to the Holders entitled thereto and transferable to the United States, or if any approval or license of any government or authority or agency thereof that is required for such conversion and/or transfer is denied or in the opinion of the Depositary is not obtainable at a reasonable cost or within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) to, or in its discretion may hold such foreign currency (without liability for interest thereon) for the respective accounts of, the Holders entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, is not practicable for distribution to certain Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent practicable to the Holders entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance (without liability for interest thereon) for the account of, the Holders for whom such conversion and distribution is not practicable.

SECTION 4.08. Fixing of Record Date.  Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any cash dividend or other cash distribution or any distribution other than cash, or any rights to be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix a record date for the determination of the Holders who shall be entitled to receive such dividend, distribution rights or the net proceeds of the sale thereof, to vote or to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each American Depositary Share.  Subject to the provisions of Sections 4.02 through 4.07 of the Deposit Agreement and to the other terms and conditions of this Deposit Agreement, the Holders at the close of business on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution of such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, or to vote or to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

SECTION 4.09. Voting of Deposited Securities.  The Depositary or, if the Deposited Securities are registered in the name of or held by its nominee, such nominee, subject to and in accordance with the Articles of Association of the Company hereby irrevocably appoints each Registered Holder (as defined below) for the time being on the record date (the "Voting Record Date") fixed by the Depositary in accordance with Section 4.08 in respect of any meeting (including any adjourned meeting) at which holders of Deposited Securities are entitled to vote as its proxy to attend, vote and speak at the relevant meeting (or any adjournment thereof) in respect of the Deposited Securities represented by the ADSs held by such Registered Holder on the Voting Record Date.  In respect of any such meeting each such Registered Holder may appoint either a person nominated by the Depositary or any other person as its substitute proxy to attend, vote and speak on behalf of the Registered Holder subject to and in accordance with the provisions of this Section 4.09 and the Articles of Association of the Company.  As soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall, in accordance with Section 4.08, fix the Voting Record Date in respect of such meeting or solicitation.  The Depositary or, if the Company so determines, the Company shall distribute to Registered Holders on such Voting Record Date:  (a) such information as is contained in such notice of meeting or in the solicitation materials, (b) unless the Company elects otherwise, a voting card in a form prepared by the Depositary, after consultation with the Company, (c) a statement that each Registered Holder at the close of business on the Voting Record Date will be entitled, subject to any applicable law, the Company's Articles of Association and the provisions of or governing the Deposited Securities, either, (i) to use such voting card, if any, to attend, vote and speak at such meeting as the proxy of the Depositary or its nominee solely with respect to the Deposited Securities represented by such Registered Holder's ADSs, (ii) to appoint any other person as the substitute proxy of such Registered Holder, solely with respect to the Deposited Securities represented by such Registered Holder's ADSs or (iii) to appoint the person nominated by the Depositary as the substitute proxy of such Registered Holder and to instruct such person nominated by the Depositary as to the exercise of the voting rights pertaining to the Deposited Securities represented by such Registered Holder's ADSs and (d) if the person nominated by the Depositary is to be appointed by such Registered Holder as its substitute proxy, a brief statement as to the manner in which voting instructions may be given to the person nominated by the Depositary.

The Depositary has been advised by the Company that under the Company’s Articles of Association as in effect as of the date of the Deposit Agreement, voting at any meeting of shareholders is by show of hands unless a poll is demanded. The Depositary will not join in demanding a poll, whether or not requested to do so by Holders of ADSs.  Under the Articles of Association of the Company (as in effect on the date of the Deposit Agreement) a poll may be demanded by (i) the chairman of the meeting, (ii) at least five shareholders present in person or in the case of a shareholder being a corporation by its duly authorized representative or by proxy for the time being entitled to vote at the meeting, (iii) any shareholder or shareholders present in person or in the case of a shareholder being a corporation by its duly authorized representative or by proxy and representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting, or (iv) by a shareholder or shareholders present in person or in the case of a shareholder being a corporation by its duly authorized representative or by proxy and holding Shares in the Company conferring a right to vote at a meeting being Shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid on all shares conferring that right. Upon the written request of a Registered Holder on the Voting Record Date received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Company's Articles of Association and the provisions of the Deposited Securities, to cause to be voted the Deposited Securities as follows:

(i) in the event voting takes place at a shareholders’ meeting by show of hands, the Depositary will instruct the Custodian to vote all Deposited Securities (including Deposited Securities represented by ADSs for which no timely voting instructions are received by the Depositary from the Holder) in accordance with the voting instructions received from a majority of Holders of ADSs who provided voting instructions; or (ii) in the event voting takes place at a shareholders’ meeting by poll, the Depositary will instruct the Custodian to  vote the Deposited Securities in accordance with the voting instructions received from the Holders of ADSs.

Neither the Depositary nor the Custodian nor the nominee of either of them shall exercise any discretion as to voting and neither the Depositary nor the Custodian nor the nominee of either of them shall vote or attempt to exercise the right to vote the Deposited Securities represented by American Depositary Shares except pursuant to and in accordance with such written instructions from Registered Holders given in accordance with this Section 4.09.  Deposited Securities represented by American Depositary Shares for which no specific voting instructions are received by the Depositary from the Registered Holder shall not be voted by the Depositary or its nominee, except in the event voting takes place at a shareholders’ meeting by show of hands, but may be directly voted by Registered Holders in attendance at meetings of shareholders as proxy for the Depositary, subject to, and in accordance with, the provisions of this Section 4.09 and the Company's Articles of Association.

For purposes of this Section 4.09, "Registered Holder" shall mean the person in whose name an ADS is registered on the books of the Depositary or the Registrar.

SECTION 4.10. Changes Affecting Deposited Securities.  Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any property which shall be received by the Depositary or a Custodian in exchange for, or in conversion of or replacement or otherwise in respect of, such Deposited Securities shall be treated as new Deposited Property under this Deposit Agreement and any ADRs shall, subject to the provisions of this Deposit Agreement and applicable law, evidence American Depositary Shares representing the right to receive such additional Deposited Property.  Alternatively, the Depositary may, with the Company's approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement and receipt of an opinion of the counsel to the Company satisfactory to the Depositary that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional ADSs as in the case of a stock dividend on the Shares, or call for the surrender of outstanding ADRs to be exchanged for new ADRs, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of ADR contained in Exhibit A hereto, to specifically describe such new Deposited Securities or corporate change.  The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form of ADR.  Notwithstanding the foregoing, in the event that any Deposited Property so received may not be lawfully distributed to some or all Holders or Beneficial Owners, the Depositary may, and with the Company's approval, shall if the Company requests, subject to receipt of an opinion of Company's counsel satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such Deposited Property at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales for the account of the Holders and Beneficial Owners otherwise entitled to such Deposited Property upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.02.  The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such Deposited Property available to Holders in general or any Holder or Holders in particular, or (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such Deposited Property.

SECTION 4.11. Available Information.  The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the Commission.  Such reports and other information may be inspected and copied at public reference facilities maintained by the Commission located at the date hereof at 100 F Street, N.E., Washington, D.C. 20549 and may also be available on the Commission’s website at www.sec.gov.

SECTION 4.12. Reports.  The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company, which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Property and (b) made generally available to the holders of such Deposited Property by the Company.  The Depositary shall also send to Holders copies of such reports when furnished by the Company to the Custodian pursuant to Section 5.06.

SECTION 4.13. List of Holders.  Promptly upon written request by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares of all Holders.

SECTION 4.14. Taxation.  The Depositary or the Custodian will forward to the Company or its agents such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies, and the Depositary, the Custodian or the Company or its agents may file such reports as are necessary to reduce or eliminate applicable taxes on distributions in respect of Deposited Securities on dividends and other benefits under applicable tax treaties for the Holders.  In accordance with instructions from the Company and to the extent practicable, the Depositary or the Custodian will take reasonable administrative actions to obtain tax refunds, reduced withholding of tax at source on dividends and other benefits under applicable tax treaties with respect to dividends and other distributions on the Deposited Property.  Holders and Beneficial Owners of American Depositary Shares representing Deposited Property may be required from time to time to file such proof of taxpayer status or residence, to execute such certificates and to make such representations and warranties, or to provide any other information or documents as the Depositary may deem necessary or proper to fulfill the Depositary's obligations under applicable law.  Holders and Beneficial Owners shall provide the Depositary, in a timely manner, with copies, or originals if necessary and appropriate, of any such proofs of residence, taxpayer status, beneficial ownership and any other information or documents which the Depositary may reasonably request.  The Holders and Beneficial Owners shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for such Holders and Beneficial Owners pursuant to this Section 4.14.

ARTICLE V

THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

SECTION 5.01. Maintenance of Office and Transfer Books by the Registrar.  Until termination of this Deposit Agreement in accordance with its terms, the Registrar shall maintain in the Borough of Manhattan, the City of New York, an office and facilities for the execution and delivery, registration, registration of transfers, combination and split-up of ADRs, the surrender of ADSs and the delivery and withdrawal of Deposited Securities in accordance with the provisions of this Deposit Agreement.

The Registrar shall keep books for the registration of ADSs and transfers of ADSs which at all reasonable times shall be open for inspection by the Company and by the Holders of such ADSs, provided that such inspection shall not be, to the Registrar's knowledge, for the purpose of communicating with Holders of such ADSs in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the ADSs.

The Registrar may close the transfer books with respect to the ADRs, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder, subject, in all cases, to Section 7.08 hereof.

If any ADSs are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary shall act as Registrar or, with the written approval of the Company, appoint a Registrar or one or more co-registrars for registration of ADRs and transfers, combinations and split-ups, and to countersign such ADRs in accordance with any requirements of such exchange or systems.  Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon the written request or with the written approval of the Company.

SECTION 5.02. Prevention or Delay in Performance.  Neither the Depositary nor the Company nor any of their respective controlling persons, directors, employees, agents or affiliates shall incur any liability to any Holder or Beneficial Owner or any other person, if, by reason of any provision of any present or future law or regulation of the United States, Jersey, The United Kingdom or any other country, or of any other governmental authority or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Memorandum and Articles of Association of the Company or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, acts of terrorism, revolutions, rebellions, explosions and computer failure), the Depositary, its controlling persons or its agents or the Company or its agents shall be prevented or forbidden from or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary, its controlling persons or its agents or the Company, its controlling person or its agents incur any liability to any Holder or other person by reason of any non-performance or delay, caused as aforesaid, in performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement or in the Memorandum and Articles of Association of the Company or provisions of or governing Deposited Securities.  Where, by the terms of a distribution pursuant to Sections 4.02, 4.03, 4.04, or 4.05 of this Deposit Agreement, or an offering or distribution pursuant to Sections 4.06, 4.10 or 5.07 of this Deposit Agreement or in the Memorandum and Articles of Association of the Company, or for any other reason, such distribution or offering may not be made available to Holders, or some of them, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any such rights, if applicable, to lapse.  The Depositary and the Company shall be entitled to rely upon any written notice, request or other document it believes to be genuine and to have been signed or presented by the proper party or parties without liability under this Deposit Agreement.  Neither the Depositary nor the Company shall have any obligation to perform any act inconsistent with the terms of this Deposit Agreement and the Depositary and the Company disclaim liability for any consequential or punitive damages for any breach of the terms of this Deposit Agreement.

SECTION 5.03. Obligations of the Depositary, the Custodian and the Company.  Each of the Company and its agents assumes no obligation and shall be subject to no liability under this Deposit Agreement or any ADRs to Holders or other persons, except that each of the Company and its agents agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith and using its reasonable judgment.

Each of the Depositary and its agents assumes no obligation and shall be subject to no liability under this Deposit Agreement or any ADRs to Holders or other persons (including, without limitation, liability with respect to the validity or worth of the Deposited Property), except that each of the Depositary and its agents agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

Without limitation of the foregoing, neither the Depositary, its controlling persons, nor any of its agents, nor the Company, its controlling persons nor any of its agents shall be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Property or in respect of the ADSs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary), or (b) liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Property, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith and in accordance with the terms of this Deposit Agreement.

No disclaimer of liability under the Securities Act is intended by any provision of this Deposit Agreement.

SECTION 5.04. Resignation and Removal of the Depositary; Appointment of Successor Depositary.  The Depositary may at any time resign as Depositary hereunder by written notice of its election to do so delivered to the Company, such resignation to be effective on the earlier of (i) the 60th day after delivery thereof to the Company, or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by written notice of such removal, which notice shall be effective on the earlier of (i) the 60th day after delivery thereof to the Depositary, or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor, but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall, (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, (ii) duly assign, transfer and deliver all Depositary’s right, title and interest to the Deposited Property to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding Receipts and such other information relating to Receipts and Holders thereof as the successor may reasonably request.  Any such successor depositary shall promptly distribute notice of its appointment to such Holders.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.05. The Custodian.  The Depositary, after consultation with the Company, may from time to time appoint one or more agents to act for it as custodian hereunder.  The Depositary has initially appointed Citibank, N.A., London Branch as Custodian and agent of the Depositary for the purpose of this Deposit Agreement.  The Custodian or its successors in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary for the Shares and the ADSs and ADRs with respect to which the Custodian acts as custodian and shall be responsible solely to it.  Any Custodian may resign and be discharged from its duties hereunder with respect to any Deposited Property by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective.  If, upon the effectiveness of such resignation, there should be no custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian that is organized under the laws of The United Kingdom or Jersey with respect to the Deposited Securities with respect to which the Custodian has so resigned which shall thereafter be the Custodian hereunder.  Whenever the Depositary determines, in its discretion, that it is in the best interest of the Holders to do so, it may appoint an additional custodian with respect to any Deposited Property, or discharge the Custodian with respect to any Deposited Property and appoint a substitute custodian, which shall thereafter be Custodian hereunder with respect to the Deposited Property.  Forthwith upon its appointment, each such substitute or additional custodian shall deliver to the Depositary and the Company an acceptance of such appointment and agreement to be bound by the terms hereof satisfactory in form and substance to the Depositary and the Company.  Upon demand of the Depositary, any Custodian shall deliver such of the Deposited Property held by it together with all records maintained by it as Custodian with respect to such Deposited Property as are requested of it to any other Custodian or such substitute or additional custodian or custodians, and each such substitute or additional custodian shall deliver to the Depositary and the Company forthwith upon its appointment, an acceptance of such appointment and agreement to be bound by the terms hereof, satisfactory in form and substance to the Depositary and the Company.  Immediately upon any such change, the Depositary shall give notice thereof in writing to all Holders of ADRs with respect to which such appointment has been made, each other Custodian and the Company.

Upon the appointment of any successor depositary with respect to any Deposited Securities and the corresponding Shares, ADSs and ADRs hereunder, any Custodian then acting hereunder with respect to such Deposited Property shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.06. Notices and Reports.  On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company shall transmit to the Depositary and the Custodian a copy of the notice thereof in the English language but otherwise in the form given or to be given to holders of Shares or other Deposited Securities.  The Company shall also furnish to the Custodian and the Depositary a summary, in English, of any applicable provisions or proposed provisions of the Memorandum and Articles of Association of the Company that may be relevant or pertain to such notice of meeting or be the subject of a vote thereat.

The Company agrees to promptly deliver to the Depositary a sufficient number of copies to distribute or make generally available to holders of ADSs on the same basis as holders of Shares or other Deposited Securities, or on such other basis as the Company advises the Depositary may be additionally required by any applicable law, regulation or stock exchange requirement, any notices, reports or other communications distributed or otherwise made generally available by or at the request of the Company to holders of Shares or other Deposited Securities.  To the extent that the Company delivers copies of any such notice, report or other communication to the Depositary, (x) the Depositary will arrange for the distribution to Holders of ADSs, at the Company's expense, of copies of any such notice, report or other communication distributed by or at the request of the Company to holders of Shares or other Deposited Securities; or, (y) if any such notice, report or other communication is made generally available to holders of Shares or other Deposited Securities other than by distribution, the Depositary will arrange, at the Company's expense, to make copies thereof available to holders or ADSs on a similar basis or on such other basis as the Company advises the Depositary may be additionally required by any applicable law, regulation or stock exchange requirement.  The Company has delivered to the Depositary and the Custodian a copy of the Company's Memorandum and Articles of Association of or governing the Shares and any other Deposited Securities issued by the Company or any Affiliate of the Company in connection with such Shares, and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and the Custodian a copy of such amendment thereto or change therein.  The Depositary may rely upon such copy for all purposes of this Deposit Agreement.

Notwithstanding anything contained in this Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law or regulations, by the Company’s Memorandum of Articles of Association or by the requirements of any stock exchange on which the ADSs are listed, and with the consent of the Company, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicize to Holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a Depositary or Company website containing the materials for retrieval or a Depositary contact (or, with the Company’s consent, a Company contact) for requesting copies of the materials).

The Depositary will, at the expense of the Company, make such copy, summary and any other notices, reports and other communications issued by the Company in connection therewith available for inspection by the Holders of the ADSs evidencing the Shares governed by such provisions at the Depositary's Principal Office, at the office of the Custodian and at any other designated transfer office.

SECTION 5.07. Issuance of Additional Shares, etc.  The Company agrees that it will obtain legal advice as to whether future (a) issuances for cash by the Company or any Affiliate of (1) additional Shares, (2) rights to subscribe for Shares or other Deposited Securities, (3) securities convertible into or exchangeable for Shares, or (4) rights to subscribe for securities convertible into or exchangeable for Shares, or (b) actions by the Company or any Affiliate including (1) elective dividends of cash or Shares, (2) redemptions of Deposited Securities, (3) meetings of holders of Deposited Securities, or solicitations of consents or proxies, relating to any reclassification of securities, merger, consolidation or transfer of assets, or (4) reclassifications, recapitalizations, reorganizations, mergers, consolidations or sales of assets which affect the Deposited Securities, require a registration statement under the U.S. securities laws covering such transaction to be in effect.  If, being so advised by counsel, the Company determines that the transaction is required to be registered under the U.S. securities laws, the Company will register such transaction to the extent necessary, alter the terms of the transaction to avoid the registration requirements of the U.S. securities laws or direct the Depositary to take specific measures with respect to the transaction to prevent a violation of the U.S. securities laws.

The Company agrees with the Depositary that neither the Company nor any Affiliate will at any time (i) deposit any Shares or other Deposited Securities, either upon original issuance or upon a sale of Shares or other Deposited Securities previously issued and reacquired by the Company or by any such Affiliate, (ii) issue additional Shares, rights to subscribe for such Shares, securities convertible into or exchangeable for shares or rights to subscribe for such securities, or elective dividends of cash or Shares, or (iii) redeem any Shares or other Deposited Securities, announce any meeting of holders of Deposited Securities, or solicitation of consents or proxies, relating to any reclassification of securities, merger consolidation or transfer of assets, or any reclassification, recapitalization, reorganization, merger, consolidation or sale of assets which affects the Deposited Securities, unless such transaction is registered under the U.S. securities laws, or is exempt from registration thereunder as confirmed (unless waived by the Depositary) by a written opinion from counsel for the Company in the United States, which counsel shall be reasonably satisfactory to the Depositary, except under circumstances complying in all respects with the U.S. securities laws.

SECTION 5.08. Indemnification.  The Company agrees to indemnify the Depositary, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) that may arise (a) out of or in connection with any offer, issuance, sale, resale, transfer, deposit or withdrawal of ADSs, ADRs, Shares, or other Deposited Securities, as the case may be, or any offering documents in respect thereof or (b) out of acts performed or omitted, including but not limited to any delivery by the Depositary on behalf of the Company of information regarding the Company, in connection with this Deposit Agreement, the ADRs, the ADSs, the Shares, or any Deposited Property, as the same may be amended, modified or supplemented from time to time, in any such case (i) by the Depositary, the Custodian or any of their respective directors, employees, agents and affiliates, except to the extent such loss, liability, tax, charge or expense is due to negligence or bad faith of, or breach of contract by, any of them, or (ii) by the Company or any of its directors, employees, agents and affiliates.

The Depositary agrees to indemnify the Company and its directors, employees, agents and Affiliates and hold them harmless from any liability or expense (including, without limitation, reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary due to the negligence or bad faith of the Depositary.

The obligations set forth in this Section shall survive the termination of this Deposit Agreement and the succession or substitution of any party hereto.

Any person seeking indemnification hereunder (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "indemnifying person") of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person's rights otherwise than under this Section 5.08) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which defense shall be reasonable in the circumstances.  No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person, which consent shall not be unreasonably withheld.

SECTION 5.09. Fees and Charges of Depositary.  The Company, the Holders, the Beneficial Owners, and persons depositing Shares or surrendering ADSs for cancellation and withdrawal of Deposited Securities shall be required to pay to the Depositary the Depositary’s fees and related charges identified as payable by them respectively in the Fee Schedule attached hereto as Exhibit B.  All fees and charges so payable may, at any time and from time to time, be changed by agreement between the Depositary and the Company, but, in the case of fees and charges payable by Holders and Beneficial Owners, only in the manner contemplated in Section 6.01.  The Depositary shall provide, without charge, a copy of its latest fee schedule to anyone upon request.

Depositary Fees payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Securities will be charged by the Depositary to the person to whom the ADSs so issued are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations).  In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees will be payable to the Depositary by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC Participant(s) as in effect at the time.  Depositary fees in respect of distributions and the Depositary services fee are payable to the Depositary by Holders as of the applicable ADS Record Date established by the Depositary.  In the case of distributions of cash, the amount of the applicable Depositary fees will be deducted by the Depositary from the funds being distributed.  In the case of distributions other than cash and the Depositary service fee, the Depositary will invoice the applicable Holders as of the ADS Record Date established by the Depositary.  For ADSs held through DTC, the Depositary fees for distributions other than cash and the Depositary service fee are charged by the Depositary to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold ADSs.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADS program established pursuant to the Deposit Agreement, by making available a portion of the Depositary fees charged in respect of the ADS program or otherwise, upon such terms and conditions as the Company and the Depositary agree from time to time.  The Company shall pay to the Depositary such fees and charges and reimburse the Depositary for such out-of-pocket expenses as the Depositary and the Company may agree from time to time.  Responsibility for payment of such charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary.  Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement.  As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.04, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

SECTION 5.10. Certain Rights of the Depositary; Limitations.  Subject to the further terms and provisions of this Section 5.10, the Depositary and its agents, on their own behalf, may own and deal in any class of securities of the Company and its affiliates and in ADSs.  The Depositary may issue ADSs against evidence of rights from the Company to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.  Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof.  In its capacity as Depositary, the Depositary shall not lend Shares or ADSs; provided, however, that the Depositary may (i) issue ADSs prior to the receipt of Shares pursuant to Section 2.02 and (ii) deliver Shares prior to the receipt and cancellation of ADSs pursuant to Section 2.05, including ADSs which were issued under (i) above but for which Shares may not have been received (each such transaction a "Pre-Release Transaction").  The Depositary may receive ADSs in lieu of Shares under (i) above and receive Shares in lieu of ADSs under (ii) above.  Each such Pre-Release Transaction will be (a) accompanied by or subject to a written agreement whereby the person or entity (the "Applicant") to whom ADSs or Shares are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or ADSs that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Shares or ADSs in its records and to hold such Shares or ADSs in trust for the Depositary until such Shares or ADSs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or ADSs and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, United States government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days' notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The Depositary will normally limit the number of ADSs and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.  The Depositary may also set limits with respect to the number of ADSs and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing.  Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holder.

SECTION 5.11. List of Restricted Securities Owners.  Upon each issuance by the Company of any securities that are Restricted Securities, the Company shall provide the Depositary a list setting forth, to the actual knowledge of the Company, those persons or entities who beneficially acquired Restricted Securities.  The Company agrees to advise in writing each of the persons or entities so listed that such Restricted Securities are ineligible for deposit hereunder, except as provided in Section 2.11.  The Depositary may rely on any such list and shall not be liable for any action or omission made in reliance thereon.

ARTICLE VI

AMENDMENT AND TERMINATION

SECTION 6.01. Amendment.  The form of the ADRs in respect of ADSs representing the Shares and any provisions of this Deposit Agreement may at any time and from time to time be amended by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the consent of the Holders.  Any amendment which shall impose or increase any fees or charges (other than the charges of the Depositary for deposits, custody, transfer and registration fees, fees in connection with foreign exchange control regulations, and taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding ADSs until the expiration of 60 days after notice of such amendment shall have been given to the Holders of outstanding ADSs.  The parties hereto agree that any amendments which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders or Beneficial Owners.  Every Holder and Beneficial Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such ADSs, to consent and agree to such amendment and to be bound by the Deposit Agreement and the ADR, if applicable, as amended thereby.  In no event shall any amendment impair the right of the Holder to surrender such ADSs and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.  Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend the Deposit Agreement and any ADR at any time in accordance with such changed rules.  Amendment to the Deposit Agreement in such circumstances may become effective before a notice of such amendment is given to Holders or within any other period of time as required for compliance.

SECTION 6.02. Termination.  The Depositary shall, at any time at the written direction of the Company, terminate this Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least 30 days prior to the date fixed in such notice for such termination.  If 60 days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04, the Depositary may terminate this Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least 30 days prior to the date fixed for such termination.  The date so fixed for termination of the Deposit Agreement in any termination notice so distributed by the Depositary to the Holders of ADSs is referred to as the “Termination Date”.  Until the Termination Date, the Depositary shall continue to perform all of its obligations under the Deposit Agreement, and the Holders and Beneficial Owners will be entitled to all of their rights under the Deposit Agreement.

If any ADSs shall remain outstanding after the Termination Date, the Registrar and the Depositary shall not, after the Termination Date, have any obligation to perform any further acts under the Deposit Agreement, except that the Depositary shall, subject, in each case, to the terms and conditions of the Deposit Agreement, continue to (i) collect dividends and other distributions pertaining to Deposited Securities, (ii) sell Deposited Property received in respect of Deposited Securities, (iii) deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any other Deposited Property, in exchange for ADSs surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in Section 5.09 of the Deposit Agreement), and (iv) take such actions as may be required under applicable law in connection with its role as Depositary under the Deposit Agreement.

At any time after the Termination Date, the Depositary may sell the Deposited Property then held under the Deposit Agreement and shall after such sale hold un-invested the net proceeds of such sale, together with any other cash then held by it under the Deposit Agreement, in an un-segregated account and without liability for interest, for the pro - rata benefit of the Holders whose ADSs have not theretofore been surrendered.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement except (i) to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in Section 5.09 of the Deposit Agreement), and (ii) as may be required at law in connection with the termination of the Deposit Agreement.  After the Termination Date, the Company shall be discharged from all obligations under the Deposit Agreement, except for its obligations to the Depositary under Sections 5.08, 5.09 and 7.06 of the Deposit Agreement.  The obligations under the terms of the Deposit Agreement of Holders and Beneficial Owners of ADSs outstanding as of the Termination Date shall survive the Termination Date and shall be discharged only when the applicable ADSs are presented by their Holders to the Depositary for cancellation under the terms of the Deposit Agreement.

ARTICLE VII

MISCELLANEOUS

SECTION 7.01. Counterparts.  This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such Counterparts shall constitute one and the same instrument.  Copies of this Deposit Agreement shall be filed with the Depositary and each Custodian and shall be open to inspection by any Holder during business hours.

SECTION 7.02. No Third-Party Beneficiaries.  This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.03. Severability.  In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.04. Holders and Beneficial Owners as Parties; Binding Effect.  The Holders and Beneficial Owners from time to time shall be parties to the Deposit Agreement and shall be bound by all of the terms and conditions thereof and of any Receipt by acceptance thereof or any beneficial interest therein.

Each Holder and each Beneficial Owner, upon acceptance of any Receipt or any beneficial interest therein, thereby appoints the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all steps or action provided for or contemplated herein with respect to the Deposited Securities and to take such further steps or action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement.

SECTION 7.05. Notices.  Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter, addressed to it at 27 Farm Street, London, W1J 5RJ, or to any other address which the Company may specify in writing to the Depositary.  In addition, a courtesy copy of such notices to the Company should be sent to Davis & Gilbert LLP, 1740 Broadway, New York, New York 10019, Attn: Ralph W. Norton, Esq.; provided, however, that failure to provide such courtesy copy shall not affect the validity of any notice provided to the Company pursuant to the preceding sentence.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail, air courier; or cable, telex or facsimile transmission, confirmed by letter, addressed to Citibank, N.A., 388 Greenwich Street, 14th Floor, New York, New York 10013, U.S.A.  Attention: ADR Department, or to any other address which the Depositary may specify in writing to the Company.

Any and all notices to be given to the Custodian shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter, addressed to 25 Molesworth Street, Lewisham, London SE1 7EX, England, or to any other address which the Custodian may specify in writing to the Company.

Any and all notices to be given to any Holder shall be deemed to have been duly given if (a) personally delivered or sent by mail or cable, telex or facsimile transmission, confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address specified in such request or (b) if a Holder shall have designated such means of notification as an acceptable means of notification under the terms of the Deposit Agreement, by means of electronic messaging addressed for delivery to the e-mail address designated by the Holder for such purpose.  Notice to Holders shall be deemed to be notice to Beneficial Owners for all purposes of this Deposit Agreement.

Delivery of a notice sent by mail, air courier or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box or delivered to an air courier service.  The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from the other or from any Holder, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

Delivery of a notice by means of electronic messaging shall be deemed to be effective at the time of the initiation of the transmission by the sender (as shown on the sender’s records), notwithstanding that the intended recipient retrieves the message at a later date, fails to retrieve such message, or fails to receive such notice on account of its failure to maintain the designated e-mail address, its failure to designate a substitute e-mail address or for any other reason unless the sender is advised by electronic or other means that the notice failed to reach the recipient.

SECTION 7.06. Governing Law and Jurisdiction.  This Deposit Agreement and the ADRs shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York applicable to agreements made and to be performed in such state.  Notwithstanding anything contained in this Deposit Agreement, any ADR or any present or future provisions of the laws of the State of New York, the rights and obligations attaching to the Shares and other Deposited Securities shall be governed by the laws of Jersey (or, if applicable, such other laws as may govern the Deposited Securities).

Except as set forth in the following paragraph of this Section 7.06, the Company and the Depositary agree that the federal or state courts in the City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with this Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts.  The Company hereby irrevocably designates, appoints and empowers CT Corporation System located at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its authorized agent (the "Agent") to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any federal or state court as described in the preceding sentence or in the next paragraph of this Section 7.06.  If for any reason the Agent shall cease to be available to act as such, the Company agrees to designate a new agent in New York on the terms and for the purposes of this Section 7.06 reasonably satisfactory to the Depositary. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.05 hereof.  The Company agrees that the failure of the Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

Notwithstanding the foregoing, the Depositary and the Company unconditionally agree that in the event that a Holder or Beneficial Owner brings a suit, action or proceeding against (a) the Company, (b) the Depositary in its capacity as Depositary under this Deposit Agreement or (c) against both the Company and the Depositary, in any such case, in any state or federal court of the United States, and the Depositary or the Company have any claim, for indemnification or otherwise, against each other arising out of the subject matter of such suit, action or proceeding, then the Company and the Depositary may pursue such claim against each other in the state or federal court in the United States in which such suit, action, or proceeding is pending and, for such purposes, the Company and the Depositary irrevocably submit to the non-exclusive jurisdiction of such courts.  The Company agrees that service of process upon the Agent in the manner set forth in the preceding paragraph shall be effective service upon it for any suit, action or proceeding brought against it as described in this paragraph.

The Company and the Depositary each irrevocably and unconditionally waive, to the fullest extent permitted by law, any objection that either of them may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Section 7.06, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, and agrees not to plead or claim, any right of immunity from legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, from execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, and consents to such relief and enforcement against it, its assets and its revenues in any jurisdiction, in each case with respect to any matter arising out of, or in connection with, the Deposit Agreement, any ADR or the Deposited Property.

No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.  The provisions of this Section 7.06 shall survive any termination of this Deposit Agreement, in whole or in part.

SECTION 7.07. Assignment.  Subject to the provisions of Section 5.04 and Article IV hereof, this Deposit Agreement may not be assigned by either the Company or the Depositary.

SECTION 7.08. Compliance with U.S. Securities Laws.  Notwithstanding anything in this Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Instruction I.A.(1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

SECTION 7.09. Jersey and United Kingdom Law References.  Any references to Jersey or United Kingdom laws and regulations and of the terms of the Company’s Articles of Association set forth in this Deposit Agreement have been provided by the Company solely for the convenience of Holders, Beneficial Owners and the Depositary.  While such references are believed by the Company to be accurate as of the date of this Deposit Agreement, (i) they are references and as such may not include all aspects of the materials referenced applicable to a Holder or Beneficial Owner, and (ii) these laws and regulations and the Company’s Articles of Association may change after the date of this Deposit Agreement.  Neither the Depositary nor the Company has any obligation under the terms of this Deposit Agreement to update any such references.

SECTION 7.10. Titles and References.  All references in this Deposit Agreement to exhibits, articles, sections, subsections, and other subdivisions refer to the exhibits, articles, sections, subsections and other subdivisions of this Deposit Agreement unless expressly provided otherwise.  The words "this Deposit Agreement", "herein", "hereof", "hereby", "hereunder", and words of similar import refer to the Deposit Agreement as a whole as in effect between the Company, the Depositary and the Holders and Beneficial Owners of ADSs and not to any particular subdivision unless expressly so limited.  Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires.  Titles to sections of this Deposit Agreement are included for convenience only and shall be disregarded in construing the language contained in this Deposit Agreement.  References to "applicable laws and regulations" shall refer to laws and regulations applicable to ADRs, ADSs or Deposited Property as in effect at the relevant time of determination, unless otherwise required by law or regulation.

SECTION 7.11. Exchange Procedures for Old WPP ADSs.  The Company hereby instructs the Depositary, and the Depositary agrees, at the expense of the Company, to establish procedures to facilitate the exchange of Old WPP ADSs for ADSs.  The Company shall assist the Depositary with the establishment of such procedures and has taken all steps necessary to ensure that the establishment of such procedures and the exchange of Old WPP ADSs for ADSs contemplated herein do not violate the U.S. securities laws and any other laws applicable to the Company or Old WPP.  The procedures so established shall include, inter alia, the following:  (i) the establishment and maintenance of a securities account for the purpose of safekeeping ADSs to be delivered to holders of Old WPP ADSs who surrender their Old WPP ADSs in exchange for ADSs, (ii) the distribution of notices and instruction forms to holders of Old WPP ADRs that describe the manner in which holders of Old WPP ADRs may surrender their Old WPP ADSs to the Depositary in order to receive the corresponding ADSs, (iii) the acceptance of all Old WPP ADSs held by DTC in exchange for ADSs and the delivery of the corresponding ADSs to DTC for the benefit of the applicable DTC participants and their clients, (iv) the cancellation of (x) Old WPP ADSs received from surrendering holders of Old WPP ADRs, and (y) Old WPP ADSs held in uncertificated form, and the issuance of the corresponding Uncertificated ADSs (in accordance with the terms of Section 2.11 hereof), (v) the maintenance of records with respect to the holders who have and have not exchanged their Old WPP ADSs and the delivery of reports in respect thereof to the Company and its advisors (as may be directed by the Company), (vi) the submission to the U.S. tax authorities of the requisite reports relating to the exchange of Old WPP ADSs for ADSs, except in the case where the Company elects to post such reports on the Company’s website for the required period (and informs the Depositary of such election), (vii) the escheatment, in accordance with applicable U.S. laws, of any ADSs held by the Depositary in respect of Old WPP ADSs not surrendered prior to the applicable escheatment deadline, (viii) procedures for holders of Old WPP ADSs to exchange the Old WPP ADSs evidenced by Old WPP ADRs that have been lost, stolen or destroyed, and (ix) such other procedures as the Company and the Depositary may agree from time to time.

SECTION 7.12. Reduction of Capital.  Each Holder and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement, including ADSs issued in exchange for Old WPP ADSs, shall be deemed for all purposes to have consented, confirmed and approved in all respects as and for the act and deed of each such Holder and Beneficial Owner the written consent given by the Depositary on behalf of each Holder and Beneficial Owner to the reduction of capital of the Company effected by the re-characterization of the entire amount standing to the credit of the Company's share premium account as a distributable reserve.

IN WITNESS WHEREOF, WPP PLC and CITIBANK, N.A. have duly executed this Deposit Agreement as of the day and year first above set forth and all Holders shall become parties hereto upon acceptance by them of American Depositary Shares evidenced by Receipts issued in accordance with the terms hereof.

WPP PLC

By:
Name:
Title:

CITIBANK, N.A.

By:
Name:
Title: Vice President

EXHIBIT A

[FORM OF FACE OF ADR]

Number ______	CUSIP NUMBER: _______ American Depositary Shares (each American Depositary Share representing five (5) fully paid ordinary shares, par value 10 pence per Share)

AMERICAN DEPOSITARY RECEIPT

FOR

AMERICAN DEPOSITARY SHARES

representing

DEPOSITED ORDINARY SHARES

of

WPP PLC

(Incorporated in Jersey under the Jersey Companies Law)

CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (herein called the "Depositary"), hereby certifies that ______________________________ is the owner of _______________ American Depositary Shares (“ADS”), representing deposited ordinary shares, par value of 10 pence per share, including evidence of rights to receive such ordinary shares (the "Shares") of WPP plc, a corporation incorporated in Jersey under the Jersey Companies Law with registered number 111714 (the "Company").  As of the date of the Deposit Agreement (hereinafter referred to), each ADS represents the right to receive, and to exercise the beneficial ownership interests in, five (5) Shares deposited under the Deposit Agreement with the Custodian which at the date of execution of the Deposit Agreement is Citibank, N.A., London Branch (the "Custodian").  The ratio of Depositary Shares to shares of stock is subject to subsequent amendment as provided in Article IV of the Deposit Agreement.  The Depositary's principal executive office is located at 388 Greenwich Street, 14th Floor, New York, New York 10013, U.S.A.

(1) The Deposit Agreement.  This American Depositary Receipt is one of an issue of American Depositary Receipts ("ADRs"), executed and delivered pursuant to the Deposit Agreement, dated as of January 2, 2013 (as amended from time to time, the "Deposit Agreement"), by and among the Company, the Depositary, and all registered Holders and Beneficial Owners of ADSs from time to time issued thereunder, each of whom by accepting an ADS agrees to become a party thereto and become bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash, collectively, "Deposited Securities").  Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and the principal office of the Custodian.

The statements made on the face and reverse of this ADR are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement.  The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

(2) Surrender of ADSs and Withdrawal of Deposited Securities.  Upon surrender at the Principal Office of the Depositary of this ADR for the purpose of withdrawal of the Deposited Securities represented thereby and upon payment of (i) the charges of the Depositary for the making of withdrawals and cancellation of ADSs (as set forth in Article (10) hereof and Section 5.09 and Exhibit B of the Deposit Agreement) and (ii) all fees, taxes and governmental charges payable in connection with such surrender and withdrawal, and subject to the terms and conditions of the Deposit Agreement, the Company's Memorandum and Articles of Association, applicable rules and regulations of CREST, Article (22) of this ADR and the provisions of or governing the Deposited Securities and other applicable laws, the Holder of such ADSs shall be entitled to Delivery, to him or upon his order, of the Deposited Securities at the time represented by the ADSs evidenced by this ADR.  Subject to the last paragraph of Section 2.05 of the Deposit Agreement, such Deposited Securities may be delivered in registered form or by electronic Delivery.  Such Deposited Securities may be Delivered by the Delivery of (a) certificates in the name of such Holder or as ordered by him or by certificates properly endorsed or accompanied by proper instruments of transfer to such Holder or as ordered by him and (b) any other securities, property and cash to which such Holder is then entitled in respect of this Receipt to such Holder or as ordered by him.  Delivery shall be made without unreasonable delay at the principal office of the Custodian or, subject to the last paragraph of Section 2.05 of the Deposit Agreement, at the Principal Office of the Depositary.

Any ADR evidencing an ADS surrendered for such purposes shall if so required by the Depositary be properly endorsed in blank or accompanied by proper instruments of transfer in blank, including signature guarantees in accordance with standard securities industry practice, and if the Depositary so requires, the Holder thereof shall execute and Deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.  The Depositary shall direct the Custodian to deliver at the designated office of the Custodian, subject to Sections 2.06, 3.01, 3.02, 5.09 and to the other terms and conditions of the Deposit Agreement, to the Memorandum and Articles of Association of the Company, applicable rules and regulations of CREST and to the provisions of or governing the Deposited Securities and other applicable laws, now or hereafter in effect, to or upon the written order of the person or persons designated in the order delivered to the Depositary if so required by the Depositary as provided above, the Deposited Securities represented by any ADSs properly surrendered, together with any certificate or other proper documents of or relating to title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or for the account of such person, except that the Depositary may make delivery to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by such ADSs, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

The Depositary shall not accept for surrender an ADS representing less than one (1) Share.  In the case of surrender of a number of ADSs representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be recorded in the name of the Holder surrendering such ADSs, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Share represented by the ADSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs.

Notwithstanding anything else contained in any ADR or the Deposit Agreement, the Depositary may make Delivery at the Principal Office of the Depositary of Deposited Property consisting of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any distributions of shares, rights or other non-cash property, which is or are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal.  At the request, risk and expense of any Holder so surrendering an ADS, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any Deposited Property (other than Deposited Securities) held in respect of such ADSs to the Depositary for delivery at the Principal Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

(3) Transfers, Combinations and Split-Ups of ADRs.  The Registrar shall register the transfer of ADRs (and of the ADSs represented thereby) on the books maintained for such purpose and the Depositary shall (x) cancel such ADRs and execute new ADRs evidencing the same aggregate number of ADSs as those evidenced by the ADRs canceled by the Depositary, (y) cause the Registrar to countersign such new ADRs and (z) Deliver such new ADRs to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied:  (i) the ADRs have been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a transfer thereof, (ii) the surrendered ADRs have been properly endorsed or are accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) the surrendered ADRs have been duly stamped (if required by the laws of the State of New York or of the United States), and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.09 and Exhibit B of the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of the applicable ADRs, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

The Registrar shall register the split-up or combination of ADRs (and of the ADSs represented thereby) on the books maintained for such purpose and the Depositary shall (x) cancel such ADRs and execute new ADRs for the number of ADSs requested, but in the aggregate not exceeding the number of ADSs evidenced by the ADRs cancelled by the Depositary, (y) cause the Registrar to countersign such new ADRs and (z) Deliver such new ADRs to or upon the order of the Holder thereof, if each of the following conditions has been satisfied:  (i) the ADRs have been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a split-up or combination thereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.09 and Exhibit B of the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of the applicable ADRs, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of ADRs at designated transfer offices on behalf of the Depositary and shall, whenever reasonably practicable, consult the Company in respect of such appointment.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled to such ADRs and will be entitled to protection and indemnity to the same extent as the Depositary.  Such co-transfer agents may be removed and substitutes appointed by the Depositary.  Each co-transfer agent appointed under Section 2.04 of the Deposit Agreement (other than the Depositary) shall give notice in writing to the Depositary accepting such appointment and agreeing to be bound by the applicable terms of the Deposit Agreement.

(4) Limitations on Execution and Delivery, Transfer, etc. of ADRs; Suspension of Delivery, Transfer, etc.  As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any ADS, the delivery of any distribution thereon or withdrawal of any Deposited Securities, the Depositary or the Custodian may require (a) payment from the depositor of Shares or presenter of ADSs or of any ADR of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable charges as provided in Section 5.09 of the Deposit Agreement and in Exhibit B thereof, (b) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matter contemplated by Section 3.01 of the Deposit Agreement and (c) compliance with (i) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal of Deposited Securities and (ii) such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of the Deposit Agreement and applicable law.

The issuance of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the Delivery of ADSs against the deposit of particular Shares may be withheld, or the registration of transfer of ADSs in particular instances may be refused, or the registration of transfers of ADSs generally may be suspended, during any period when the transfer books of the Company, the Depositary or the Share Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange on which the ADSs or Shares are listed, or under any provision of the Deposit Agreement or provisions of or governing Deposited Securities, or any meeting of shareholders of the Company or for any other reason, subject in all cases, to Section 7.08 of the Deposit Agreement.  Notwithstanding any provision of the Deposit Agreement or this ADR to the contrary, Holders are entitled to surrender outstanding ADSs and to withdraw the Deposited Securities at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Instruction I.A.(1) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).  The Depositary shall comply with written instructions of the Company that the Depositary shall not accept hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws of the United States.  Without limitation of the foregoing and except as set forth in Section 2.12 of the Deposit Agreement, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares or other Deposited Securities required to be registered under the provisions of the Securities Act unless a registration statement is in effect as to such Shares or other Deposited Securities or the Depositary receives satisfactory documentation that such share or other Deposited Securities will be issued pursuant to an exemption from registration under the Securities Act, or any Shares or Deposited Securities the deposit of which would violate any provisions of the Memorandum and Articles of Association of the Company.

(5) Disclosure of Beneficial Ownership.  Notwithstanding any other provision of the Deposit Agreement or this ADR, each Holder and Beneficial Owner agrees to comply with requests from the Company pursuant to the laws of Jersey or The United Kingdom, the rules of the London Stock Exchange and any other stock exchange on which the Shares are, or will be, registered, traded or listed or the Memorandum and Articles of Association of the Company, which are made to provide information, inter alia, as to the capacity in which such Holder and Beneficial Owner owns ADSs (and Shares as the case may be) and regarding the identity of any other person interested in such ADSs and the nature of such interest, whether or not they are Holders at the time of such request.  The Depositary agrees to use its reasonable efforts to comply, at the Company's expense, with written instructions received from the Company requesting that the Depositary forward any such request from the Company to the Holder and to forward to the Company any such responses to such requests received by the Depositary.

Each Holder or Beneficial Owner agrees that such Holder or Beneficial Owner, (i) is bound by and subject to the Articles of Association of the Company as if such Holder were a registered holder of Shares and (ii) will provide such information within the prescribed period as the Company may request in a disclosure notice ("Disclosure Notice") given pursuant to any applicable provision of Jersey or United Kingdom law or the Articles of Association of the Company.  Each Holder and Beneficial Owner further acknowledges that failure by such Holder or Beneficial Owner to provide on a timely basis the information required in any Disclosure Notice may result in the withholding of certain rights in respect of such Holder's or Beneficial Owner's American Depositary Shares including, without limitation, voting rights, the right to receive dividends or other payments and rights of free transferability in respect of the Shares represented by such American Depositary Shares.  Each Holder and Beneficial Owner agrees to comply with all applicable provisions of Jersey and United Kingdom law and the Articles of Association of the Company with regard to notification to the Company of such Holder's or Beneficial Owner's interest in Shares, including any provision requiring such Holder to disclose within a prescribed period an interest in Shares equal to or in excess of three percent (3%) of such Shares outstanding or such other percentage as may be required from time to time pursuant to any provision of Jersey or United Kingdom law or the Articles of Association of the Company.

(6) Ownership Restrictions.  The Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits imposed by applicable law or the Memorandum and Articles of Association of the Company.  The Company may also restrict, in such manner as it deems appropriate, transfers of the American Depositary Shares where such transfer may result in the total number of Shares represented by the ADSs owned by a single Holder or Beneficial Owner to exceed any such limits.  The Company may, in its sole discretion, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limitation set forth in the preceding sentence, including but not limited to a mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the American Depositary Shares held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Memorandum and Articles of Association of the Company.

(7) Liability of Holder for Taxes and Other Charges.  If any tax or other governmental charge shall become payable with respect to any ADS or any Deposited Property represented by the ADSs evidenced by this ADR, such tax or other governmental charge shall be payable by the Holder or Beneficial Owner of such ADS to the Depositary.  The Depositary may refuse to effect any registration of transfer of all or part of such ADSs or refuse to issue any new ADSs or ADRs evidencing ADSs or to permit any deposit or withdrawal of Deposited Securities represented by the ADSs evidenced by such ADR until such payment is made, and the Company and the Depositary may withhold or deduct from any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by the ADSs evidenced by such ADR, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder and Beneficial Owner of such ADSs remaining liable for any deficiency.

(8) Representations and Warranties of Depositors.  Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and the certificates therefor are validly issued, fully paid and non-assessable, free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, that all preemptive rights, if any, with respect to such Shares have been validly waived or exercised and that each such person making such deposit is duly authorized to do so.  Each such person shall be deemed to acknowledge complete responsibility for the report of any false information relating to foreign exchange transactions to the Depositary, the Custodian or any governmental authority in Jersey or The United Kingdom in connection with the issuance of ADSs and the deposit, transfer, surrender or withdrawal of Shares or ADSs.  Every such person shall also be deemed to represent that the Shares presented for deposit are not, and the ADSs issuable upon such deposit will not be, Restricted Securities, unless such Shares are being deposited in accordance with Section 2.12 of the Deposit Agreement and such procedures as may be established by the Depositary thereunder.  Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance and cancellation of ADSs and ADRs in respect thereof.

(9) Filing Proofs, Certificates and Other Information.  Any person presenting Shares for deposit or any Holder or Beneficial Owner may be required from time to time to file such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, compliance with applicable laws and the terms of the Deposit Agreement or other information (or, in the case of Shares in registered form presented for deposit, such information relating to the registration on the books of the Company or of the appointed agent of the Company for the registration and transfer of Shares), to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations hereunder.  The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of any ADS or the distribution or sale of any dividend or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed to the Depositary, the Registrar and the Company's satisfaction.  The Depositary shall provide the Company, in a timely manner, with copies or originals if necessary and appropriate of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval which it receives, and (ii) any other information or documents which the Company may reasonably request and which the Depositary shall request and receive from the Holder or any person presenting Shares for deposit.

(10) Charges of Depositary.  The Depositary shall charge the following fees:

(i)
Issuance Fee:  to any person depositing Shares or to whom ADSs are issued upon the deposit of Shares, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so issued under the terms of the Deposit Agreement (excluding issuances as a result of distributions in paragraph (iv) below);

(ii)	Cancellation Fee: to any person surrendering ADSs for cancellation and withdrawal of Deposited Securities, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so surrendered;

(iii)
Cash Distribution Fee:  to any Holder of ADS(s), a fee not in excess of U.S. $2.00 per 100 ADSs (or fraction thereof) held for the distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements) under the terms of the Deposit Agreement, unless prohibited by the exchange upon which the ADSs are listed; and

(iv)
Stock Distribution/Rights Exercise Fee:  to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) issued pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs unless prohibited by the exchange upon which the ADSs are listed;

(v)
Other Distribution Fee:  to any Holder of ADS(s) receiving a distribution of securities other than ADSs or rights to purchase additional ADSs (i.e., spin-off shares), a fee not in excess of U.S. $5.00 per unit of 100 securities (or fraction thereof) distributed;

(vi)
Annual Depositary Services Fee:  to any Holder of ADS(s), a fee not in excess of U.S. $2.00 per 100 ADSs (or fraction thereof) held as of the last day of each calendar year, except to the extent of any cash dividend fee(s) charged under paragraph (iii) above during the applicable calendar year; and

(vii)	ADR Transfer Fee: to any person presenting an ADR for transfer, a fee not in excess of U.S. $1.50 per ADR so presented for transfer.

Holders, Beneficial Owners, persons depositing Shares for deposit and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following charges:

(viii)	taxes (including applicable interest and penalties) and other governmental charges;

(ix)
such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(x)
such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing Shares or withdrawing Deposited Securities or Holders and Beneficial Owners of ADSs;

(xi)	the expenses and charges incurred by the Depositary in the conversion of foreign currency;

(xii)
such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Property, ADSs and ADRs; and

(xiii)	the fees and expenses incurred by the Depositary, the Custodian or any nominee in connection with the delivery or servicing of Deposited Property.

All fees and charges so payable may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders and Beneficial Owners, only in the manner contemplated by paragraph (22) of this ADR and as contemplated in Section 6.01 of the Deposit Agreement.  The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request.

Depositary Fees payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Securities will be charged by the Depositary to the person to whom the ADSs so issued are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations).  In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees will be payable to the Depositary by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC Participant(s) as in effect at the time.  Depositary fees in respect of distributions and the Depositary services fee are payable to the Depositary by Holders as of the applicable ADS Record Date established by the Depositary.  In the case of distributions of cash, the amount of the applicable Depositary fees will be deducted by the Depositary from the funds being distributed.  In the case of distributions other than cash and the Depositary service fee, the Depositary will invoice the applicable Holders as of the ADS Record Date established by the Depositary.  For ADSs held through DTC, the Depositary fees for distributions other than cash and the Depositary service fee are charged by the Depositary to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold ADSs.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADS program established pursuant to the Deposit Agreement, by making available a portion of the Depositary fees charged in respect of the ADS program or otherwise, upon such terms and conditions as the Company and the Depositary agree from time to time.  The Company shall pay to the Depositary such fees and charges and reimburse the Depositary for such out-of-pocket expenses as the Depositary and the Company may agree from time to time.  Responsibility for payment of such charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary.  Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement.  As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.04 of the Deposit Agreement, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

(11) Title to Receipts.  It is a condition of this ADR, and every successive Holder of this ADR by accepting or holding the same consents and agrees, that title to this ADR (and to each ADS evidenced hereby), when such ADR is properly endorsed or accompanied by a proper instrument or instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to any distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have the obligations or be subject to any liability hereunder or under the Deposit Agreement to any holder of an ADR unless such holder is a Holder thereof.

(12) Validity of Receipt.  This ADR shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this ADR has been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar has been appointed and this Receipt has been countersigned by the manual signature of a duly authorized officer of the Registrar.

Dated:	CITIBANK, N.A.,
as Depositary
Countersigned
By:	By:
Authorized Officer	Vice President

The address of the Principal Office of the Depositary is 388 Greenwich Street, 14th Floor, New York, New York 10013, U.S.A.

[FORM OF REVERSE OF RECEIPT]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

OF THE DEPOSIT AGREEMENT

(13) Reports; Inspection of Transfer Books.  The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the Commission.  Such reports and other information may be inspected and copied at public reference facilities maintained by the Commission located at the date hereof at 100 F Street, N.E., Washington, D.C.  20549 and may also be available on the Commission’s website at www.sec.gov.

The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting material, received from the Company, which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Property and (b) made generally available to the holders of such Deposited Property by the Company.  The Depositary will also send to Holders copies of such reports when furnished by the Company pursuant to Section 5.06 of the Deposit Agreement.

The Registrar shall keep books for the registration of ADSs and transfers of ADSs which at all reasonable times shall be open for inspection by the Company and by the Holders of such ADSs, provided that such inspection shall not be, to the Registrar's knowledge, for the purpose of communicating with Holders of such ADSs in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the ADSs.

Subject to Article (22) hereof, the Registrar may close the transfer books with respect to the ADRs, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder and Section 7.08 of the Deposit Agreement.

(14) Dividends and Distributions in Cash, Shares, etc.  Whenever the Depositary receives any cash dividend or other cash distribution in respect of any Deposited Property, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary, pursuant to Section 4.07 of the Deposit Agreement, be converted on a reasonable basis into Dollars transferable to the United States, and subject to the Deposit Agreement, promptly convert or cause to be converted such dividend or distribution into Dollars and will distribute promptly the amount thus received (net of fees of, and expenses incurred by, the Depositary) to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one Cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of ADSs then outstanding.  If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Property, or from any cash proceeds from sales of Deposited Property, an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the American Depositary Shares shall be reduced accordingly.  Such withheld amounts shall be forwarded by the Company to the relevant governmental authority.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Company shall cause such Shares to be deposited with and registered in the name of the Custodian and thereupon the Depositary may, subject to Section 5.07 of the Deposit Agreement, either (i) distribute to the Holders entitled thereto, as of the record date fixed pursuant to Section 4.08 of the Deposit Agreement, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional ADSs, which represents in aggregate the number of Shares received as such dividend, or free distribution, subject to the terms of the Deposit Agreement, including, without limitation, Sections 2.02, 2.03, 4.04, 5.07 and 5.09 of the Deposit Agreement; in lieu of issuing fractional ADSs in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.02 of the Deposit Agreement, or (ii) if additional ADSs are not so distributed, each ADS shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.  In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if after the Company, in the fulfillment of its obligations under Section 5.07 hereof, has furnished an opinion of U.S. counsel determining that Shares must be registered under the Securities Act or other laws in order to be distributed to Holders, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges, or effect the distribution of unregistered Shares, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to Holders entitled thereto in proportion to the number of ADSs held by them respectively and the Depositary shall distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary may, after consultation with the Company, and, if requested in writing by the Company, shall, take action, subject to the terms of the Deposit Agreement, as follows:

(a)
if at the time of the offering of any rights, the Depositary determines in its discretion, after obtaining, at the Company's expense, opinion(s) of United States, United Kingdom and Jersey counsel, as applicable, reasonably satisfactory to the Depositary, that it is lawful and feasible to make such rights available to all or certain Holders or Beneficial Owners but not to others, by means of warrants or otherwise, the Depositary may distribute warrants or other instruments therefor in such form as it may determine, to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible after obtaining, at the Company's expense, opinion(s) of United States, United Kingdom and Jersey counsel, as applicable, reasonably satisfactory to the Depositary in order to facilitate the exercise, sale or transfer of rights or the securities obtainable upon the exercise of such rights, by such Holders or Beneficial Owners; or

(b)
if at the time of the offering of any rights, the Depositary determines in its discretion, after obtaining, at the Company's expense, opinion(s) of United States, United Kingdom and Jersey counsel, as applicable, reasonably satisfactory to the Depositary, that it is not lawful or not feasible to make such rights available to certain Holders or Beneficial Owners by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary, in its discretion may sell such rights or such warrants or other instruments at public or private sale, in a riskless principal capacity, at such place or places and upon such terms as it may deem proper, and allocate the proceeds of such sales for the account of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any ADR or ADRs, or otherwise, and distribute such net proceeds so allocated to the extent practicable as in the case of a distribution of cash pursuant to Section 4.02 of the Deposit Agreement.  The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder or Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such rights, warrants or other instruments.

If the Depositary does not receive such written request from the Company, the Depositary shall, after consultation with the Company, and after obtaining opinion(s) of United States, United Kingdom and Jersey counsel, as applicable, reasonably satisfactory to the Depositary, have discretion as to the procedure to be followed (i) in making such rights available to the Holders, or (ii) in disposing of such rights on behalf of such Holders and distributing the net proceeds available in dollars to such Holders as in the case of a distribution of cash pursuant to Section 4.02 of the Deposit Agreement, or (iii) in allowing such rights to lapse in the event such rights may not be made available to Holders or be disposed of and the net proceeds thereof made available to Holders.

Notwithstanding anything to the contrary in this Article (14), if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not offer such rights to the Holders (i) unless and until a registration statement under the Securities Act covering such offering is in effect, or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, satisfactory to the Depositary or other evidence satisfactory to the Depositary to the effect that the offering and sale of such securities to the Holders of such Receipts are exempt from or do not require registration under the provisions of the Securities Act or any other applicable laws.

Whenever the Company intends to make a distribution payable at the election of the holders of Deposited Securities in cash or in additional Shares, the Company shall give notice thereof to the Depositary at least sixty (60) days prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to Holders of ADSs.  Upon timely receipt of notice indicating that the Company wishes such elective distribution to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders of ADSs.  The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution be made available to Holders, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.07 of the Deposit Agreement.  If the above conditions are not satisfied, the Depositary shall, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made by the Company in respect of the Shares for which no election is made, either (X) cash upon the terms described in Section 4.02 of the Deposit Agreement or (Y) additional ADSs representing such additional Shares upon the terms described in Section 4.03 of the Deposit Agreement.  If the above conditions are satisfied, the Depositary shall establish an ADS Record Date (on the terms described in Section 4.08 of the Deposit Agreement) and establish procedures to enable Holders to elect the receipt of the proposed distribution in cash or in additional ADSs.  The Company shall assist the Depositary in establishing such procedures to the extent necessary.  If a Holder elects to receive the proposed distribution (X) in cash, the distribution shall be made upon the terms described in Section 4.02 of the Deposit Agreement, or (Y) in ADSs, the distribution shall be made upon the terms described in Section 4.03 of the Deposit Agreement.  Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective distribution in Shares (rather than ADSs).  There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

Whenever the Custodian shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary shall, after consultation with the Company or if requested in writing by the Company and obtaining, at the Company's expense, opinion(s) of United States, United Kingdom and Jersey counsel, as applicable, satisfactory to the Depositary that the proposed distribution does not violate any applicable laws or regulations, cause the securities or property so received to be distributed to the Holders entitled thereto, as of a record date fixed pursuant to Section 4.08 of the Deposit Agreement, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution, net of expenses of the Depositary; provided, however, that, if in the opinion of the Depositary or its counsel, it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including without limitation any requirement (i) that the Company, the Depositary or the Custodian withhold an amount on account of taxes or other governmental charges or (ii) that under applicable securities or exchange control regulations or law such securities must be registered under the Securities Act or other law in order to be distributed to Holders), the Depositary deems such distribution not to be feasible, the Depositary may, in its sole discretion, determine an equitable and practicable method of effecting such distribution, which method may include, but not be limited to, the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the distribution of the net proceeds of any such sale (net of taxes, fees and expenses of the Depositary set forth in Section 5.09 or in Exhibit B of the Deposit Agreement) by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.

(15) Fixing of Record Date.  Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any cash dividend or other cash distribution or any distribution other than cash, or any rights to be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix a record date for the determination of the Holders who shall be entitled to receive such dividend, distribution rights or the net proceeds of the sale thereof, to vote or to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each American Depositary Share.  Subject to the provisions of Sections 4.02 through 4.07 of the Deposit Agreement and to the other terms and conditions of this ADR and the Deposit Agreement, the Holders at the close of business on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution of such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, or to vote or to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

(16) Voting of Deposited Securities.  The Depositary or, if the Deposited Securities are registered in the name of or held by its nominee, such nominee, subject to and in accordance with the Articles of Association of the Company hereby irrevocably appoints each Registered Holder (as defined below) for the time being on the record date (the "Voting Record Date") fixed by the Depositary in accordance with Section 4.08 of the Deposit Agreement in respect of any meeting (including any adjourned meeting) at which holders of Deposited Securities are entitled to vote as its proxy to attend, vote and speak at the relevant meeting (or any adjournment thereof) in respect of the Deposited Securities represented by the ADSs held by such Registered Holder on the Voting Record Date.  In respect of any such meeting each such Registered Holder may appoint either a person nominated by the Depositary or any other person as its substitute proxy to attend, vote and speak on behalf of the Registered Holder subject to and in accordance with the provisions of Section 4.09 of the Deposit Agreement and the Articles of Association of the Company.  As soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall, in accordance with Section 4.08 of the Deposit Agreement, fix the Voting Record Date in respect of such meeting or solicitation.  The Depositary or, if the Company so determines, the Company shall distribute to Registered Holders on such Voting Record Date:  (a) such information as is contained in such notice of meeting or in the solicitation materials, (b) unless the Company elects otherwise, a voting card in a form prepared by the Depositary, after consultation with the Company, (c) a statement that each Registered Holder at the close of business on the Voting Record Date will be entitled, subject to any applicable law, the Company's Articles of Association and the provisions of or governing the Deposited Securities, either (i) to use such voting card, if any, to attend, vote and speak at such meeting as the proxy of the Depositary or its nominee solely with respect to the Deposited Securities represented by such Registered Holder's ADSs or (ii) to appoint any other person as the substitute proxy of such Registered Holder, solely with respect to the Deposited Securities represented by such Registered Holder's ADSs (iii) to appoint the person nominated by the Depositary as the substitute proxy of such Registered Holder and to instruct such person nominated by the Depositary as to the exercise of the voting rights pertaining to the Deposited Securities represented by such Registered Holder's ADSs and (d) if the person nominated by the Depositary is to be appointed by such Registered Holder as its substitute proxy, a brief statement as to the manner in which voting instructions may be given to the person nominated by the Depositary.

The Depositary has been advised by the Company that under the Company’s Articles of Association as in effect as of the date of the Deposit Agreement, voting at any meeting of shareholders is by show of hands unless a poll is demanded.  The Depositary will not join in demanding a poll, whether or not requested to do so by Holders of ADSs.  Under the Articles of Association of the Company (as in effect on the date of the Deposit Agreement) a poll may be demanded by (i) the chairman of the meeting, (ii) at least five shareholders present in person or in the case of a shareholder being a corporation by its duly authorized representative or by proxy for the time being entitled to vote at the meeting, (iii) any shareholder or shareholders present in person or in the case of a shareholder being a corporation by its duly authorized representative or by proxy and representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting, or (iv) by a shareholder or shareholders present in person or in the case of a shareholder being a corporation by its duly authorized representative or by proxy and holding Shares in the Company conferring a right to vote at a meeting being Shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid on all shares conferring that right.  Upon the written request of a Registered Holder on the Voting Record Date received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Company's Articles of Association and the provisions of the Deposited Securities, to cause to be voted the Deposited Securities as follows:

(i) in the event voting takes place at a shareholders’ meeting by show of hands, the Depositary will instruct the Custodian to vote all Deposited Securities (including Deposited Securities represented by ADSs for which no timely voting instructions are received by the Depositary from the Holder) in accordance with the voting instructions received from a majority of Holders of ADSs who provided voting instructions; or (ii) in the event voting takes place at a shareholders’ meeting by poll, the Depositary will instruct the Custodian to  vote the Deposited Securities in accordance with the voting instructions received from the Holders of ADSs.

Neither the Depositary nor the Custodian nor the nominee of either of them shall exercise any discretion as to voting and neither the Depositary nor the Custodian nor the nominee of either of them shall vote or attempt to exercise the right to vote the Deposited Securities represented by American Depositary Shares except pursuant to and in accordance with such written instructions from Registered Holders given in accordance with Section 4.09 of the Deposit Agreement.  Deposited Securities represented by American Depositary Shares for which no specific voting instructions are received by the Depositary from the Registered Holder shall not be voted by the Depositary or its nominee, except in the event voting takes place at a shareholders’ meeting by show of hands, but may be directly voted by Registered Holders in attendance at meetings of shareholders as proxy for the Depositary, subject to, and in accordance with, the provisions of Section 4.09 of the Deposit Agreement and the Company's Articles of Association.

For purposes of this Article (16) and Section 4.09 of the Deposit Agreement, “Registered Holder” shall mean the person in whose name an ADS is registered on the books of the Depositary or the Registrar.

Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law or regulations, by the Company's Memorandum and Articles of Association or by the requirements of any stock exchange on which the ADSs are listed, and with the consent to the Company, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicize to Holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a Depositary or Company website containing the materials for retrieval or a Depositary contact (or, with the company's consent, a Company contact) for requesting copies of the materials.)

(17) Changes Affecting Deposited Securities.  Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any property which shall be received by the Depositary or a Custodian in exchange for, or in conversion of or replacement or otherwise in respect of, such Deposited Securities shall be treated as new Deposited Property under the Deposit Agreement, and the ADRs shall, subject to the provisions of the Deposit Agreement and applicable law, evidence ADSs representing the right to receive such additional Deposited Property.  Alternatively, the Depositary may, with the Company's approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement and receipt of an opinion of counsel to the Company satisfactory to the Depositary that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional ADRs as in the case of a stock dividend on the Shares, or call for the surrender of outstanding ADRs to be exchanged for new ADRs, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of ADR contained in Exhibit A to the Deposit Agreement, specifically describing such new Deposited Securities or corporate change.  The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form of ADR.  Notwithstanding the foregoing, in the event that any Deposited Property so received may not be lawfully distributed to some or all Holders or Beneficial Owners, the Depositary may, and with the Company's approval, shall if the Company requests, subject to receipt of an opinion of Company's counsel satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such Deposited Property at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales for the account of the Holders and Beneficial Owners otherwise entitled to such Deposited Property upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.02 of the Deposit Agreement.  The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such Deposited Property available to Holders in general or any Holder or Holders in particular, or (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such Deposited Property.

(18) Liability of the Company and the Depositary.  Neither the Depositary nor the Company nor any of their respective controlling persons, directors, employees, agents or affiliates shall incur any liability to any Holder or Beneficial Owners or any other person, if, by reason of any provision of any present or future law or regulation of the United States, Jersey, The United Kingdom or any other country, or of any other governmental authority or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Memorandum and Articles of Association of the Company or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, acts of terrorism, revolutions, rebellions, explosions and computer failure), the Depositary, its controlling persons or its agents or the Company or its agents shall be prevented or forbidden from or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary, its controlling persons or its agents or the Company, its controlling person or its agents incur any liability to any Holder or other person by reason of any non-performance or delay, caused as aforesaid, in performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Memorandum and Articles of Association of the Company or provisions of or governing Deposited Securities.  Where, by the terms of a distribution pursuant to Sections 4.02, 4.03, 4.04 or 4.05 of the Deposit Agreement, or an offering or distribution pursuant to Sections 4.06, 4.10 or 5.07 of the Deposit Agreement or in the Memorandum and Articles of Association of the Company, or for any other reason, such distribution or offering may not be made available to Holders, or some of them, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any such rights, if applicable, to lapse.  The Depositary and the Company shall be entitled to rely upon any written notice, request or other document it believes to be genuine and to have been signed or presented by the proper party or parties without liability under the Deposit Agreement.  Neither the Depositary nor the Company shall have any obligation to perform any act inconsistent with the terms of the Deposit Agreement and the Depositary and the Company disclaim liability for any consequential or punitive damages for any breach of the terms of the Deposit Agreement.

Each of the Company and its agents assumes no obligation and shall be subject to no liability under the Deposit Agreement or any ADRs to Holders or other persons, except that each of the Company and its agents agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith and using its reasonable judgment.

Each of the Depositary and its agents assumes no obligation and shall be subject to no liability under the Deposit Agreement or any ADRs to Holders or other persons (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that each of the Depositary and its agents agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith.

Without limitation of the foregoing, neither the Depositary, its controlling persons, nor any of its agents, nor the Company, its controlling persons nor any of its agents shall be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the ADSs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary), or (b) liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith and in accordance with the terms of the Deposit Agreement.

No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.

(19) Resignation and Removal of the Depositary; Appointment of a Successor Depositary.  The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election to do so delivered to the Company, such resignation to be effective on the earlier of (i) the 60th day after delivery thereof to the Company, or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company by written notice of such removal, which notice shall be effective on the earlier of (i) the 60th day after delivery thereof to the Depositary, or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor, but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall, (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, (ii) duly assign, transfer and deliver all Depositary’s right, title and interest to the Deposited Property to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding Receipts and such other information relating to Receipts and Holders thereof as the successor may reasonably request.  Any such successor depositary shall promptly distribute notice of its appointment to such Holders.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

(20) Amendment.  The form of the ADRs in respect of ADSs representing the Shares and any provisions of the Deposit Agreement may at any time and from time to time be amended by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the consent of the Holders.  Any amendment which shall impose or increase any fees or charges (other than the charges of the Depositary for deposits, custody, transfer and registration fees, fees in connection with foreign exchange control regulations, and taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding ADSs until the expiration of 60 days after notice of such amendment shall have been given to the Holders of outstanding ADSs.  The parties hereto agree that any amendments which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders or Beneficial Owners.  Every Holder and Beneficial Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such ADSs, to consent and agree to such amendment and to be bound by the Deposit Agreement and the ADR, if applicable, as amended thereby.  In no event shall any amendment impair the right of the Holder to surrender such ADSs and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.  Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend the Deposit Agreement and any ADR at any time in accordance with such changed rules.  Amendment to the Deposit Agreement in such circumstances may become effective before a notice of such amendment is given to Holders or within any other period of time as required for compliance.

(21) Termination.  The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least 30 days prior to the date fixed in such notice for such termination.  If 60 days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in Article (19) hereof and Section 5.04 of the Deposit Agreement, the Depositary may terminate the Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least 30 days prior to the date fixed for such termination.  The date so fixed for termination of the Deposit Agreement in any termination notice so distributed by the Depositary to the Holders of ADSs is referred to as the “Termination Date”.  Until the Termination Date, the Depositary shall continue to perform all of its obligations under the Deposit Agreement, and the Holders and Beneficial Owners will be entitled to all of their rights under the Deposit Agreement.

If any ADSs shall remain outstanding after the Termination Date, the Registrar and the Depositary shall not, after the Termination Date, have any obligation to perform any further acts under the Deposit Agreement, except that the Depositary shall, subject, in each case, to the terms and conditions of the Deposit Agreement, continue to (i) collect dividends and other distributions pertaining to Deposited Securities, (ii) sell Deposited Property received in respect of Deposited Securities, (iii) deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any other Deposited Property, in exchange for ADSs surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in Section 5.09 of the Deposit Agreement), and (iv) take such actions as may be required under applicable law in connection with its role as Depositary under the Deposit Agreement.

At any time after the Termination Date, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and shall after such sale hold un-invested the net proceeds of such sale, together with any other cash then held by it under the Deposit Agreement, in an un-segregated account and without liability for interest, for the pro-rata benefit of the Holders whose ADSs have not theretofore been surrendered.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement except (i) to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in Section 5.09 of the Deposit Agreement), and (ii) as may be required at law in connection with the termination of the Deposit Agreement.  After the Termination Date, the Company shall be discharged from all obligations under the Deposit Agreement, except for its obligations to the Depositary under Sections 5.08, 5.09 and 7.06 of the Deposit Agreement.  The obligations under the terms of the Deposit Agreement of Holders and Beneficial Owners of ADSs outstanding as of the Termination Date shall survive the Termination Date and shall be discharged only when the applicable ADSs are presented by their Holders to the Depositary for cancellation under the terms of the Deposit Agreement.

(22) Compliance with U.S. Securities Laws.  Notwithstanding any provisions in this ADR or the Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement or this ADR to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Instruction I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

(23) Certain Rights of the Depositary; Limitations.  Subject to the further terms and provisions of this Article (23), and Section 5.10 of the Deposit Agreement the Depositary and its agents, on their own behalf, may own and deal in any class of securities of the Company and its affiliates and in ADSs.  The Depositary may issue ADSs against evidence of rights from the Company to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.  Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof.  In its capacity as Depositary, the Depositary shall not lend Shares or ADSs; provided, however, that the Depositary may (i) issue ADSs prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement and (ii) deliver Shares prior to the receipt and cancellation of ADSs pursuant to Section 2.05 of the Deposit Agreement, including ADSs which were issued under (i) above but for which Shares may not have been received (each such transaction a "Pre-Release Transaction").  The Depositary may receive ADSs in lieu of Shares under (i) above and receive Shares in lieu of ADSs under (ii) above.  Each such Pre-Release Transaction will be (a) accompanied by or subject to a written agreement whereby the person or entity (the "Applicant") to whom ADSs or Shares are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or ADSs that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Shares or ADSs in its records and to hold such Shares or ADSs in trust for the Depositary until such Shares or ADSs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or ADSs and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, United States government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The Depositary will normally limit the number of ADSs and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.  The Depositary may also set limits with respect to the number of ADSs and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate.  The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing.  Collateral provided pursuant to (b) above, but not earnings thereon, shall be for the benefit of the Holder.

(24) Reduction of Capital.  Each Holder and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement, including ADSs issued in exchange for Old WPP ADSs, shall be deemed for all purposes to have consented, confirmed and approved in all respects as and for the act and deed of each such Holder and Beneficial Owner the written consent given by the Depositary on behalf of each Holder and Beneficial Owner to the reduction of capital of the Company effected by the re-characterization of the entire amount standing to the credit of the Company's share premium account as a distributable reserve.

(ASSIGNMENT AND TRANSFER SIGNATURE LINES)

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto __________________ whose taxpayer identification number is __________________ and whose address including postal zip code is _____________, the within Receipt and all rights thereunder, hereby irrevocably constituting and appointing __________________ attorney-in fact to transfer said Receipt on the books of the Depositary with full power of substitution in the premises.

Dated:	Name:
By:
Title:

NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his/her full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this ADR.

__________________________ SIGNATURE GUARANTEED
All endorsements or assignments of ADRs must be guaranteed by a member of a Medallion Signature Program approved by the Securities Transfer Association, Inc.

Legends
The ADRs issued in respect of Partial Entitlement American Depositary Shares shall bear the following legend on the face of the ADR:  "This ADR evidences ADSs representing  'partial entitlement' ordinary shares of WPP plc and as such do not entitle the holders thereof to the same per-share entitlement as other ordinary shares (which are 'full entitlement' ordinary shares) issued and outstanding at such time.  The ADSs represented by this ADR shall entitle holders to distributions and entitlements identical to other ADSs when the ordinary shares represented by such ADSs become 'full entitlement' ordinary shares."

EXHIBIT B

FEE SCHEDULE

DEPOSITARY FEES AND RELATED CHARGES

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Deposit Agreement.

(i)	Depositary Fees

The Company, the Holders, the Beneficial Owners and the persons depositing Shares or surrendering ADSs for cancellation agree to pay the following fees of the Depositary:

Service	Rate	By Whom Paid
(1)Issuance of ADSs upon deposit of Shares (excluding issuances as a result of distributions described in paragraph (4) below).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) issued.	Person depositing Shares or person receiving ADSs.
(2)Delivery of Deposited Securities against surrender of ADSs.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) surrendered.	Person surrendering ADSs for purpose of withdrawal of Deposited Securities or person to whom Deposited Securities are delivered.
(3)Distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements).	Up to U.S. $2.00 per 100 ADSs (or fraction thereof) held, unless prohibited by the exchange upon which the ADSs are listed.	Person to whom distribution is made.
(4)Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) issued, unless prohibited by the exchange upon which the ADSs are listed.	Person to whom distribution is made.
(5)Distribution of securities other than ADSs or rights to purchase additional ADSs (i.e., spin-off shares).	Up to U.S. $5.00 per unit of 100 securities (or fraction thereof) distributed.	Person to whom distribution is made.

Service	Rate	By Whom Paid
(6)Depositary Services.
Up to U.S. $2.00 per 100 ADSs (or fraction thereof) held as of the last day of each calendar year, except to the extent of any cash dividend fee(s) charged under paragraph (3) above during the applicable calendar year.
Person of record on last day of any calendar year.
(7)Transfer of ADRs.	U.S. $1.50 per certificate presented for transfer.	Person presenting certificate for transfer.

(ii)	Charges

Holders, Beneficial Owners, persons depositing Shares for deposit and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following charges:

taxes (including applicable interest and penalties) and other governmental charges;

such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing Shares or withdrawing Deposited Securities or Holders and Beneficial Owners of ADSs;

the expenses and charges incurred by the Depositary in the conversion of foreign currency;

such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

the fees and expenses incurred by the Depositary, the Custodian or any nominee in connection with the servicing or delivery of Deposited Property.

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